Exhibit 99.3



                                                                      Execution

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                        OPTION ONE MORTGAGE CORPORATION

                                  as Servicer

                                      and

                        LEHMAN BROTHERS HOLDINGS INC.,

                         -----------------------------


                    Structured Asset Securities Corporation
                    Amortizing Residential Collateral Trust
              Mortgage Pass-Through Certificates, Series 2001-BC1


                              SERVICING AGREEMENT

                         Dated as of February 1, 2001

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                               Table of Contents

                                                                           Page

                                  ARTICLE I.

                                  DEFINITIONS

                                  ARTICLE II.
    HOLDING'S ENGAGEMENT OF SERVICER TO PERFORM SERVICING RESPONSIBILITIES

Section 2.01  Contract for Servicing; Possession of Servicing Files..........12
Section 2.02  Books and Records..............................................13

                                 ARTICLE III.

                        SERVICING OF THE MORTGAGE LOANS

Section 3.01  Servicer to Service............................................13
Section 3.02  Collection of Mortgage Loan Payments...........................15
Section 3.03  Establishment of and Deposits to Custodial Account.............15
Section 3.04  Permitted Withdrawals From Custodial Account...................17
Section 3.05  Establishment of and Deposits to Escrow Account................18
Section 3.06  Permitted Withdrawals From Escrow Account......................19
Section 3.07  Restoration of Mortgaged Property..............................20
Section 3.08  Fidelity Bond and Errors and Omissions Insurance...............21
Section 3.09  Notification of Adjustments....................................21
Section 3.10  Payment of Taxes, Insurance and Other Charges..................22
Section 3.11  Protection of Accounts.........................................22
Section 3.12  Title, Management and Disposition of REO Property..............23
Section 3.13  Real Estate Owned Reports......................................25
Section 3.14  MERS...........................................................25
Section 3.15  Servicing and Administration of the MGIC PMI Insurance Policy..25
Section 3.16  Maintenance of Hazard Insurance................................26
Section 3.17  Realization Upon Defaulted Mortgage Loans......................27
Section 3.18  Enforcement of Due-On-Sale Clauses; Assumption Agreement.......28

                                  ARTICLE IV.
                            PAYMENTS TO THE TRUSTEE

Section 4.01  Remittances....................................................29
Section 4.02  Statements to Trustee..........................................30
Section 4.03  Monthly Advances by Servicer...................................30
Section 4.04  Compensating Interest..........................................31
Section 4.05  Credit Reporting...............................................31

                                  ARTICLE V.

                         GENERAL SERVICING PROCEDURES

Section 5.01  Servicing Compensation.........................................31
Section 5.02  Annual Audit Report............................................32
Section 5.03  Annual Officer's Certificate...................................32

                                  ARTICLE VI.
                  REPRESENTATIONS, WARRANTIES AND AGREEMENTS

Section 6.01  Representations, Warranties and Agreements of the Servicer.....33
Section 6.02  Remedies for Breach of Representations and Warranties
                of the Servicer..............................................34
Section 6.03  Additional Indemnification by the Servicer;
                Third Party Claims...........................................35

                                 ARTICLE VII.

                                 THE SERVICER

Section 7.01  Merger or Consolidation of the Servicer........................35
Section 7.02  Limitation on Liability of the Servicer and Others.............36
Section 7.03  Limitation on Resignation and Assignment by the Servicer.......36

                                 ARTICLE VIII.
                                  TERMINATION

Section 8.01  Termination for Cause..........................................37
Section 8.02  Termination Without Cause......................................39

                                  ARTICLE IX.
                           MISCELLANEOUS PROVISIONS

Section 9.01  Successor to the Servicer......................................40
Section 9.02  Costs..........................................................42
Section 9.03  Notices........................................................42
Section 9.04  Severability Clause............................................43
Section 9.05  No Personal Solicitation.......................................43
Section 9.06  Counterparts...................................................44
Section 9.07  Place of Delivery and Governing Law............................44
Section 9.08  Further Agreements.............................................44
Section 9.09  Intention of the Parties.......................................44
Section 9.10  Successors and Assigns; Assignment of Servicing Agreement......44
Section 9.11  Assignment by Holdings.........................................44
Section 9.12  Amendment......................................................45
Section 9.13  Waivers........................................................45
Section 9.14  Exhibits.......................................................45
Section 9.15  Intended Third Party Beneficiary...............................45
Section 9.16  General Interpretive Principles................................45
Section 9.17  Reproduction of Documents......................................46
Section 9.18  Inspection Rights. ............................................46

                             EXHIBITS & SCHEDULES

EXHIBIT A     Mortgage Loan Schedule........................................A-1
EXHIBIT B     Custodial Account Letter Agreement............................B-1
EXHIBIT C     Escrow Account Letter Agreement...............................C-1
EXHIBIT D     Trust Agreement...............................................D-1



                              SERVICING AGREEMENT

     THIS SERVICING AGREEMENT (this "Agreement"), entered into as of the 1st day of February, 2001, by and between LEHMAN BROTHERS HOLDINGS INC., a Delaware corporation ("Holdings"), and OPTION ONE MORTGAGE CORPORATION, a California corporation (the "Servicer"), recites and provides as follows:

                                    RECITAL

     WHEREAS, the Servicer and Lehman Brothers Bank, FSB (the "Bank") are parties to an Amended and Restated Flow Interim Servicing Agreement, dated as of May 1, 2000, for Fixed and Adjustable Rate Mortgage Loans (the "Bank 5/1/2000 Amended Interim Agreement"), and a Flow Interim Servicing Agreement, dated as of May 1, 2000, for Fixed and Adjustable Rate Mortgage Loans (Group LB-2000) (the "Bank 5/1/2000 Flow Interim Agreement" and together with the Bank 5/1/2000 Amended Interim Agreement, the "Bank Servicing Agreements"), pursuant to which the Servicer services certain residential adjustable and fixed rate mortgage loans for the Bank;

     WHEREAS, the Servicer and Lehman Capital, a division of Holdings, are parties to a Flow Interim Servicing Agreement, dated as of May 1, 2000, for Fixed and Adjustable Rate Mortgage Loans (Group LC-2000) (the "LC Servicing Agreement") pursuant to which the Servicer services certain residential adjustable and fixed rate mortgage loans for Lehman Capital;

     WHEREAS, pursuant to an Assignment, Assumption and Recognition Agreement, dated as of March 8, 2001, the Bank has assigned all of its rights, title and interest in and to the Bank Servicing Agreements with respect to certain Serviced Mortgage Loans (as defined below) serviced thereunder and delegated all of its obligations under the Bank Servicing Agreements with respect to such Serviced Mortgage Loans to Holdings, and Holdings has accepted such assignment and delegation;

     WHEREAS, Holdings has conveyed certain of the Mortgage Loans serviced under the Bank Servicing Agreements and the LC Servicing Agreement (as identified on Schedule I hereto) (hereafter, the "Serviced Mortgage Loans") on a servicing-retained basis to IBF Special Purpose Corporation VII ("IBF"), which in turn has conveyed the Serviced Mortgage Loans to Structured Asset Securities Corporation (the "Depositor"), and the Depositor has in turn conveyed the Serviced Mortgage Loans to Wells Fargo Bank Minnesota, National Association, as trustee (the "Trustee") under a trust agreement dated as of February 1, 2001 (the "Trust Agreement") between the Trustee and the Depositor, a copy of which is attached hereto as Exhibit D;

     WHEREAS, Holdings desires that the Servicer service the Serviced Mortgage Loans pursuant to this Agreement, and the Servicer has agreed to do so, subject to the right of Holdings, with the prior written consent of IBF, to terminate the rights and obligations of the Servicer hereunder;

     WHEREAS, Holdings and the Servicer desire to consolidate under this Agreement the servicing of the Serviced Mortgage Loans currently serviced under the Bank Servicing Agreements and the LC Servicing Agreement such that the provisions of this Agreement (and not the Bank Servicing Agreements and the LC Servicing Agreement) will govern the Serviced Mortgage Loans for so long as the Serviced Mortgage Loans remain subject to the provisions of the Trust Agreement;

     WHEREAS, Holdings and the Servicer intend that the Trustee be an intended third party beneficiary of this Agreement;

     WHEREAS, Holdings and the Servicer acknowledge and agree that Holdings will assign all of its rights and delegate all of its obligations hereunder (excluding Holdings' rights and obligations as owner of the servicing rights relating to the Mortgage Loans) to the Trustee, and that each reference herein to Holdings is intended, unless otherwise specified, to mean Holdings or the Trustee, as assignee, whichever is the owner of the Mortgage Loans from time to time.

     NOW, THEREFORE, in consideration of the mutual agreements hereinafter set forth and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Holdings and the Servicer hereby agree as follows:

                                  ARTICLE I.
                                  DEFINITIONS

     The following terms are defined as follows (except as otherwise agreed in writing by the parties):

     Accepted Servicing Practices: With respect to any Mortgage Loan, those mortgage servicing practices that prudent mortgage lending institutions would employ in servicing their own portfolio of mortgage loans of the same type as the Mortgage Loans in the jurisdiction where the related Mortgaged Property is located.

     Adjustable Rate Mortgage Loan: A Mortgage Loan serviced pursuant to this Agreement under which the Mortgage Interest Rate is adjusted from time to time in accordance with the terms and provisions of the related Mortgage Note.

     Adverse REMIC Event: As defined in Article X of the Trust Agreement.

     Advancing Person: As defined in Section 4.03 hereof.

     Agreement: This Servicing Agreement and all amendments hereof and supplements hereto.

     Ancillary Income: All income derived from the Mortgage Loans, other than the Option One Servicing Fee, the Holdings Remittance Amount and Prepayment Penalty Amounts, including but not limited to late charges, fees received with respect to checks or bank drafts returned by the related bank for non-sufficient funds, assumption fees, optional insurance, administrative fees, any Net Prepayment Interest Excess Amount attributable to Principal Prepayments in full and all other incidental fees and charges.

     Assignment of Mortgage: An assignment of the Mortgage, notice of transfer or equivalent instrument in recordable form, sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect the transfer of the Mortgage to the party indicated therein, which assignment, notice of transfer or equivalent instrument may be in the form of one or more blanket assignments covering the Mortgage Loans secured by Mortgaged Properties located in the same jurisdiction, if permitted by law.

     Balloon Mortgage Loan: Any Mortgage Loan that by its original terms or by virtue of any modification provides for an amortization schedule extending beyond its originally scheduled Maturity Date.

     Bank: As defined in the first RECITAL of this Agreement.

     Business Day: Any day other than (i) a Saturday or Sunday, or (ii) a day on which banking and savings and loan institutions in the States of California, New York, Commonwealth of Pennsylvania, North Carolina and Minnesota are authorized or obligated by law or executive order to be closed.

     Certificates: Any or all of the Certificates issued pursuant to the Trust Agreement.

     Closing Date: March 8, 2001.

     Code: The Internal Revenue Code of 1986, as it may be amended from time to time or any successor statute thereto, and applicable U.S. Department of the Treasury regulations issued pursuant thereto.

     Condemnation Proceeds: All awards of settlements in respect of a Mortgaged Property, whether permanent or temporary, partial or entire, by exercise of the power of eminent domain or condemnation, to the extent not required to be released to a Mortgagor in accordance with the terms of the related Mortgage Loan documents.

     Conventional Loan: A conventional residential first or second lien fixed or adjustable rate Mortgage Loan that is neither FHA insured nor VA guaranteed.

     Costs: For any Person, any claims, losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and other costs and expenses of such Person.

     Custodial Account: The separate account or accounts created and maintained by the Servicer pursuant to Section 3.03.

     Custodial Agreement: Each custodial agreement relating to custody of certain of the Mortgage Loans (as identified in such agreement), among the Custodian and the Trustee and acknowledged by the Servicer, dated as of February 1, 2001.

     Custodian: Each of The Chase Manhattan Bank (successor by merger with Chase Bank of Texas, National Association), US Bank Trust National Association and Wells Fargo Bank Minnesota, National Association pursuant to the related Custodial Agreement (or, in the case of Wells Fargo Bank, Minnesota, National Association, pursuant to the provisions of the Trust Agreement), and any successor thereto. Each such Custodial Agreement will identify by schedule the Serviced Mortgage Loans covered under such agreement.

     Determination Date: The last day (or if such day is not a Business Day, the Business Day immediately following such last day) of the Due Period immediately preceding the related Remittance Date.

     Depositor: Structured Asset Securities Corporation or any successor in interest.

     Distribution Date: The 25th day of each month (or if such day is not a Business Day) the next succeeding Business Day.

     Due Date: The day of the calendar month on which the Monthly Payment is due on a Mortgage Loan, exclusive of any days of grace. With respect to the Mortgage Loans for which payment from the Mortgagor is due on a day other than the first day of the calendar month, such Mortgage Loans will be treated as if the Monthly Payment is due on the first day of the immediately succeeding month.

     Due Period: With respect to each Remittance Date, the period commencing on the second day of the month immediately preceding the month of the Remittance Date and ending on the first day of the month of the Remittance Date.

     Eligible Investments: Any one or more of the obligations and securities listed below which investment provides for a date of maturity not later than the Determination Date in each month:

     (i) direct obligations of, and obligations fully guaranteed as to timely payment of principal and interest by, the United States of America or any agency or instrumentality of the United States of America the obligations of which are backed by the full faith and credit of the United States of America, including Federal Housing Administration debentures, but excluding any of such securities whose terms do not provide for a payment of a fixed dollar amount upon maturity or call for redemption ("Direct Obligations") and FHLMC senior debt obligations;

     (ii) federal funds, or demand and time deposits in, certificates of deposits of, or bankers' acceptances issued by, any depository institution or trust company (including U.S. subsidiaries of foreign depositories and the Trustee or any agent of the Trustee, acting in its respective commercial capacity) incorporated or organized under the laws of the United States of America or any state thereof and subject to supervision and examination by federal or state banking authorities, so long as at the time of investment or the contractual commitment providing for such investment the commercial paper or other short-term debt obligations of such depository institution or trust company (or, in the case of a depository institution or trust company which is the principal subsidiary of a holding company, the commercial paper or other short-term debt or deposit obligations of such holding company or deposit institution, as the case may be) have been rated by each Rating Agency in its highest short-term rating category or one of its two highest long-term rating categories;

     (iii) repurchase agreements collateralized by Direct Obligations or securities guaranteed by GNMA or FHLMC with any registered broker/dealer subject to Securities Investors' Protection Corporation jurisdiction or any commercial bank insured by the FDIC, if such broker/dealer or bank has an uninsured, unsecured and unguaranteed obligation rated by each Rating Agency in its highest short-term rating category;

     (iv) securities bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States of America or any state thereof which have a credit rating from each Rating Agency, at the time of investment or the contractual commitment providing for such investment, at least equal to one of the two highest long-term credit rating categories of each Rating Agency; provided, however, that securities issued by any particular corporation will not be Eligible Investments to the extent that investment therein will cause the then outstanding principal amount of securities issued by such corporation and held as part of the Custodial Account to exceed 20% of the aggregate principal amount of all Eligible Investments in the Custodial Account; provided, further, that such securities will not be Eligible Investments if they are published as being under review with negative implications from either Rating Agency;

     (v) commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than 180 days after the date of issuance thereof) rated by each Rating Agency in its highest short-term rating category;

     (vi) a Qualified GIC (as defined in the Trust Agreement);

     (vii) certificates or receipts representing direct ownership interests in future interest or principal payments on obligations of the United States of America or its agencies or instrumentalities (which obligations are backed by the full faith and credit of the United States of America) held by a custodian in safekeeping on behalf of the holders of such receipts; and

     (viii) any other demand, money market, common trust fund or time deposit or obligation, or interest-bearing or other security or investment, (A) rated in the highest rating category by each Rating Agency or (B) that would not adversely affect the then current rating by either Rating Agency of any of the Certificates. Such investments in this subsection (viii) may include money market mutual funds or common trust funds, including any fund for which the Trustee, or an affiliate thereof serves as an investment advisor, administrator, shareholder servicing agent, and/or custodian or subcustodian, notwithstanding that (x) the Trustee, or an affiliate thereof charges and collects fees and expenses from such funds for services rendered, (y) the Trustee, or an affiliate thereof charges and collects fees and expenses for services rendered pursuant to this Agreement, and (z) services performed for such funds and pursuant to this Agreement may converge at any time; provided, however, that no such instrument shall be an Eligible Investment if such instrument evidences either (i) a right to receive only interest payments with respect to the obligations underlying such instrument, or (ii) both principal and interest payments derived from obligations underlying such instrument and the principal and interest payments with respect to such instrument provide a yield to maturity of greater than 120% of the yield to maturity at par of such underlying obligations.

     Errors and Omissions Insurance: Errors and Omissions Insurance to be maintained by the Servicer in accordance with the FHLMC Guide or FNMA Guide.

     Escrow Account: The separate account or accounts created and maintained pursuant to Section 3.05.

     Escrow Payments: With respect to any Mortgage Loan, the amounts constituting ground rents, taxes, assessments, water rates, sewer rents, municipal charges, mortgage insurance premiums, fire and hazard insurance premiums, condominium charges, and any other payments required to be escrowed by the Mortgagor with the mortgagee pursuant to the Mortgage or any other document.

     Event of Default: Any of the events which may result in a termination for cause set forth in Section 8.01.

     FDIC: The Federal Deposit Insurance Corporation, or any successor thereto.

     FHA: The Federal Housing Administration, an agency within HUD or any successor thereto and including the Federal Housing Commissioner and the Secretary of HUD where appropriate under the FHA Regulation.

     FHLMC: The Federal Home Loan Mortgage Corporation, or any successor thereto.

     FHLMC Guide: The FHLMC Selling/Servicing Guide and all amendments or additions thereto.

     Fidelity Bond: A fidelity bond to be maintained by the Servicer in accordance with the FHLMC Guide or FNMA Guide.

     Fixed Rate Mortgage Loan: Any individual Mortgage Loan serviced pursuant to this Agreement as to which the Mortgage Interest Rate set forth in the Mortgage Note is fixed for the term of such Mortgage Loan.

     Final Recovery Determination: With respect to any defaulted Mortgage Loan or any REO Property (other than any Mortgage Loan or REO Property repurchased from the Trust), a determination made by the Servicer that all Insurance Proceeds, Liquidation Proceeds and other payments or recoveries which the Servicer, in its reasonable good faith judgment, expect to be finally recoverable in respect thereof have been so recovered.

     Fitch: Fitch, Inc., or any successor in interest.

     FNMA: The Federal National Mortgage Association, or any successor thereto.

     FNMA Guide: The FNMA Selling/Servicing Guide and all amendments or additions thereto.

     General Servicing Fee: With respect to each Due Period and any Mortgage Loan, an amount equal to one-twelfth the product of (i) the General Servicing Fee Rate and (ii) the outstanding principal balance of such Mortgage Loan. The obligation of the Trustee to pay the General Servicing Fee is limited to, and the General Servicing Fee is payable solely from, the interest portion (including recoveries with respect to interest from Liquidation Proceeds to the extent permitted by Section 3.02 of this Agreement) of such Monthly Payment collected by the Servicer, or as otherwise provided under this Agreement.

     General Servicing Fee Rate: 0.50% per annum.


     GNMA: The Government National Mortgage Association, or any successor thereto.

     Holdings: Lehman Brothers Holdings Inc. and its successors or assigns.

     Holdings Remittance Amount: With respect to each Due Period and any Mortgage Loan, an amount equal to one-twelfth the product of (a) the Holdings Remittance Rate and (ii) the outstanding principal balance of the Mortgage Loan.

     Holdings Remittance Rate: With respect to each Mortgage Loan, the difference between the General Servicing Fee Rate and the Option One Servicing Fee Rate.

     HUD: The Department of Housing and Urban Development, or any federal agency or official thereof which may from time to time succeed to the functions thereof with regard to FHA Mortgage Insurance. The term "HUD," for purposes of this Agreement, is also deemed to include subdivisions thereof such as the FHA and GNMA.

     IBF: IBF Special Purpose Corporation VII or any successor in interest thereto.

     Insurance Proceeds: With respect to each Mortgage Loan, proceeds of insurance policies insuring the Mortgage Loan or the related Mortgaged Property, including proceeds from the MGIC PMI Insurance Policy, to the extent such proceeds are not to be applied to the restoration or repair of the related Mortgaged Property or released to the Mortgagor in accordance with the procedures that the Servicer would follow in servicing mortgage loans for its own account, subject to the terms and conditions of the related Mortgage Note and Mortgage.

     Liquidation Proceeds: Cash received in connection with the liquidation of a defaulted Mortgage Loan, whether through the sale or assignment of such Mortgage Loan, trustee's sale, foreclosure sale or otherwise, or the sale of the related REO Property, if the Mortgaged Property is acquired in satisfaction of the Mortgage Loan.

     MERS: Mortgage Electronic Registration Systems, Inc., a Delaware corporation, or any successor in interest thereto.

     MERS Eligible Mortgage Loan: Any Mortgage Loan that has been designated by the Servicer as recordable in the name of MERS as nominee for the holder of the related Mortgage Loan.

     MERS Mortgage Loan: Any Mortgage Loan as to which the related Mortgage, or an Assignment of Mortgage, has been or will be recorded in the name of MERS, as nominee for the holder from time to time of the related Mortgage Note.

     MGIC: Mortgage Guaranty Insurance Corporation and its successors and assigns.

     MGIC PMI Insurance Policy: The primary mortgage insurance policy (No. 22-400-4-1291) acquired by Holdings for the Trust Fund from MGIC for those Mortgage Loans included in the Trust Fund with loan-to-value ratios determined as of the date of origination of greater than 60%, which Mortgage Loans shall be specifically identified and labeled for the Servicer by certificate number, Alltel/CPI Loan Number, the percentage of the Mortgage Loan principal balance insured by MGIC and other applicable insurer information in a separate schedule to be provided to the Servicer by Holdings within five Business Days of the Closing Date.

     Monthly Advance: With respect to each Remittance Date and each Mortgage Loan, an amount equal to the Monthly Payment (with the interest portion of such Monthly Payment adjusted to the Mortgage Loan Remittance Rate) that was due on the Mortgage Loan, and that was delinquent at the close of business on the first day of the month in which such Remittance Date occurs, but only to the extent that such amount is expected, in the reasonable judgment of the Servicer, to be recoverable from collections or other recoveries in respect of such Mortgage Loan. To the extent that the Servicer determines that any such amount is not recoverable from collections or other recoveries in respect of such Mortgage Loan, such determination shall be evidenced by a certificate of a Servicing Officer delivered to the Trustee setting forth such determination and the procedures and considerations of the Servicer forming the basis of such determination.

     Monthly Payment: The scheduled monthly payment of principal and interest on a Mortgage Loan.

     Moody's: Moody's Investors Service, Inc. or any successor in interest.

     Mortgage: The mortgage, deed of trust or other instrument securing a Mortgage Note, which creates a first lien on an unsubordinated estate in fee simple in real property securing the Mortgage Note.

     Mortgage Interest Rate: The annual rate of interest borne on a Mortgage Note net of any Relief Act Reduction.

     Mortgage Loan: An individual Mortgage Loan that is the subject of this Agreement, each Mortgage Loan subject to this Agreement being identified on the Mortgage Loan Schedule, which Mortgage Loan includes without limitation the Mortgage Loan documents, the Monthly Payments, Principal Prepayments, Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds, REO Disposition Proceeds, and all other rights, benefits, proceeds and obligations arising from or in connection with such Mortgage Loan.

     Mortgage Loan Remittance Rate: With respect to each Mortgage Loan, the annual rate of interest remitted to the Trustee, which shall be equal to the Mortgage Interest Rate minus the General Servicing Fee Rate.

     Mortgage Loan Schedule: A schedule of the Mortgage Loans setting forth information with respect to such Mortgage Loans as agreed to by Holdings and the Servicer (including, but not limited to, (i) any MERS identification number (if available) with respect to each MERS Mortgage Loan or MERS Eligible Mortgage Loan and (ii) a data field indicating whether such Mortgage Loan is insured under the MGIC PMI Insurance Policy), attached hereto as Exhibit A-1.

     Mortgage Note: The original, executed note or other evidence of the indebtedness of a Mortgagor secured by a Mortgage.

     Mortgaged Property: The real property (including any REO Property) securing repayment of the debt evidenced by a Mortgage Note.

     Mortgagor: The obligor on a Mortgage Note.

     Net Prepayment Interest Excess Amount: With respect to any Due Period the amount, if any, by which the Prepayment Interest Excess Amount exceeds the Prepayment Interest Shortfall Amount for such Due Period.

     Non-MERS Eligible Mortgage Loan: Any Mortgage Loan other than a MERS Eligible Mortgage Loan.

     Non-MERS Mortgage Loan: Any Mortgage Loan other than a MERS Mortgage
Loan.

     Officer's Certificate: A certificate signed by the Chairman of the Board, the President or a vice president (however denominated), and by the Treasurer, the Secretary, or one of the assistant treasurers or assistant secretaries of the Servicer or Holdings, as applicable.

     Opinion of Counsel: A written opinion of counsel, who may be an employee of the Servicer, reasonably acceptable to Holdings and the Trustee, provided that any Opinion of Counsel relating to (a) qualification of the Mortgage Loans in a REMIC or (b) compliance with the REMIC Provisions, must be an opinion of counsel acceptable to Holdings and the Trustee, who (i) is in fact independent of Holdings and the Servicer, (ii) does not have any material direct or indirect financial interest in Holdings or the Servicer or any affiliate of any such entity and (iii) is not connected with Holdings or the Servicer as an officer, employee, director or person performing similar functions.

     Option One Servicing Fee: With respect to each Due Period and any Mortgage Loan, an amount equal to the sum of (a) one-twelfth the product of
(i) the Option One Servicing Fee Rate and (ii) the outstanding principal balance of such Mortgage Loan. The obligation of the Trustee to pay the Option One Servicing Fee is limited to, and the Option One Servicing Fee is payable solely from, the interest portion (including recoveries with respect to interest from Liquidation Proceeds to the extent permitted by Section 3.02 of this Agreement) of such Monthly Payment collected by the Servicer, or as otherwise provided under this Agreement.

     Option One Servicing Fee Rate: 0.40% per annum.

     Person: Any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof.

     PMI Policy: A policy of primary mortgage guaranty insurance, including the MGIC PMI Insurance Policy, issued by a Qualified Insurer as required by this Agreement and the Trust Agreement with respect to certain Mortgage Loans.

     Prepayment Interest Excess Amount: With respect to any Principal Prepayment in full received on the first day of the month of the Remittance Date, all amounts received in respect of interest on such Principal Prepayment.

     Prepayment Interest Shortfall Amount: With respect to any Mortgage Loan that was subject to a Principal Prepayment in full or in part during any Due Period, which Principal Prepayment was applied to such Mortgage Loan prior to such Mortgage Loan's Due Date in such Due Period, the amount of interest (net of the related General Servicing Fee) that would have accrued on the amount of such Principal Prepayment during the period commencing on the date as of which such Principal Prepayment was applied to such Mortgage Loan and ending on the day immediately preceding such Due Date, inclusive.

     Prepayment Penalty Amount: With respect to any Remittance Date, all premiums or charges paid by the Mortgagors due to Principal Prepayments collected by the Servicer during the immediately preceding Due Period.

     Prime Rate: The prime rate published from time to time, as published as the average rate in The Wall Street Journal (Northeast Edition).

     Principal Prepayment: Any Mortgagor payment of principal (other than a Balloon Payment) or other recovery of principal on a Mortgage Loan that is recognized as having been received or recovered in advance of its scheduled Due Date and applied to reduce the principal balance of the Mortgage Loan in accordance with the terms of the Mortgage Note.

     Qualified Depository: Any of (i) a depository the accounts of which are insured by the FDIC (to the limits established by such corporation) and the debt obligations of which are rated P-1 by Moody's (or its equivalent) or better by each Rating Agency; (ii) the corporate trust department of any bank the debt obligations of which are rated at least A-1 by S&P and F-1 by Fitch or its equivalent by any Rating Agency; or (iii) the Bank.

     Qualified Insurer: A mortgage guaranty insurance company duly authorized and licensed where required by law to transact mortgage guaranty insurance business and approved as an insurer by FNMA or FHLMC.

     Rating Agency: Each of S&P and Moody's or their successors. If such agencies or their successors are no longer in existence, "Rating Agencies" shall be such nationally recognized statistical rating agencies, or other comparable Person, designated by Holdings, notice of which designation shall be given to the Trustee and the Servicer.

     Relief Act Reduction: With respect to any Mortgage Loan as to which there has been a reduction in the amount of the interest collectible thereon as a result of the application of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended, any amount by which interest collectible on such Mortgage Loan for the Due Date in the related Due Period is less than the interest accrued thereon for the applicable one-month period at the Mortgage Interest Rate without giving effect to such reduction.

     REMIC: A "real estate mortgage investment conduit" within the meaning of
Section 860D of the Code.

     Remittance Date: The 18th day (or if such 18th day is not a Business Day, the first Business Day immediately following) of any calendar month.

     REO Disposition: The final sale or other disposition by the Servicer of any REO Property on behalf of the Trust Fund.

     REO Disposition Proceeds: All amounts received with respect to an REO Disposition pursuant to Section 3.12.

     REO Property: A Mortgaged Property acquired by the Trustee on behalf of the Trust through foreclosure or by deed in lieu of foreclosure, pursuant to
Section 3.12.

     S&P: Standard & Poor's Rating Services, a division of The McGraw-Hill Companies, Inc., or any successor in interest.

     Servicer: Option One Mortgage Corporation or its successor in interest or assigns or any successor to the Servicer under this Agreement as herein provided.

     Servicing Advances: All customary, reasonable and necessary "out of pocket" costs and expenses other than Monthly Advances (including reasonable attorneys' fees and disbursements) incurred in the performance by the Servicer of its servicing obligations, including, but not limited to, the cost of (a) the preservation, inspection, restoration and protection of the Mortgaged Property, (b) any enforcement or administrative or judicial proceedings, including foreclosures, (c) the management and liquidation of the Mortgaged Property and/or REO Property (including costs incurred in connection with environmental inspections or other related costs of foreclosure of Mortgaged Property potentially contaminated by hazardous or toxic substance or wastes in accordance with Section 3.12 hereof) if the Mortgaged Property is acquired in satisfaction of the Mortgage, (d) taxes, assessments, water rates, sewer rents and other charges which are or may become a lien upon the Mortgaged Property, and PMI Policy premiums and fire and hazard insurance coverage, (e) any losses sustained by the Servicer with respect to the liquidation of the Mortgaged Property and (f) compliance with the obligations under applicable Sections of this Agreement.

     Servicing File: The items pertaining to a particular Mortgage Loan including, but not limited to, the computer files, data disks, books, records, data tapes, notes, and all additional documents generated as a result of or utilized in originating and/or servicing each Mortgage Loan, which are held in trust for the Trustee by the Servicer.

     Servicing Officer: Any officer of the Servicer involved in or responsible for, the administration and servicing of the Mortgage Loans whose name appears on a list of servicing officers furnished by the Servicer to Trustee (or its Custodian) upon request, as such list may from time to time be amended.

     Transfer Date: The date the Mortgage Loan was posted for servicing on the Servicer's servicing system.

     Trust Agreement: As defined in the fourth RECITAL of this Agreement, a copy of which agreement is attached as Exhibit D hereto.

     Trust Fund: The trust fund established by the Trust Agreement, the assets of which consist of the Mortgage Loans and any related assets.

     Trustee: Wells Fargo Bank Minnesota, National Association, or any successor in interest, or if any successor trustee or co-trustee shall be appointed as provided in the Trust Agreement, then such successor trustee or such co-trustee, as the case may be.

     VA: The Veterans Administration, an agency of the United States of America, or any successor thereto, including the Administration of Veterans Affairs.

     Any capitalized terms used and not defined in this Agreement shall have the meanings ascribed to such terms in the Trust Agreement.

                                  ARTICLE II.

             HOLDING'S ENGAGEMENT OF SERVICER TO PERFORM SERVICING
                               RESPONSIBILITIES

     Section 2.01 Contract for Servicing; Possession of Servicing Files.

     Holdings, by execution and delivery of this Agreement, does hereby contract with the Servicer, subject to the terms of this Agreement, for the servicing of the Mortgage Loans. On or before the Closing Date, Holdings shall cause to be delivered the Servicing Files with respect to the Mortgage Loans listed on the Mortgage Loan Schedule to the Servicer. Each Servicing File delivered to the Servicer shall be held in trust by the Servicer for the benefit of the Trustee; provided, however, that the Servicer shall have no liability for any Servicing Files (or portions thereof) not delivered by Holdings. The Servicer's possession of any portion of the Mortgage Loan documents shall be at the will of the Trustee for the sole purpose of facilitating servicing of the related Mortgage Loan pursuant to this Agreement, and such retention and possession by the Servicer shall be in a custodial capacity only. The ownership of each Mortgage Note, Mortgage, and the contents of the Servicing File shall be vested in the Trustee and the ownership of all records and documents with respect to the related Mortgage Loan prepared by or which come into the possession of the Servicer shall immediately vest in the Trustee and shall be retained and maintained, in trust, by the Servicer at the will of the Trustee in such custodial capacity only. The portion of each Servicing File retained by the Servicer pursuant to this Agreement shall be segregated from the other books and records of the Servicer and shall be appropriately marked to clearly reflect the ownership of the related Mortgage Loan by the Trustee. The Servicer shall release from its custody the contents of any Servicing File retained by it only in accordance with this Agreement.

     Section 2.02 Books and Records.

     (a) Subject to Section 3.01(a) hereof, as soon as practicable after the Closing Date or the date on which a Qualifying Substitute Mortgage Loan is delivered pursuant to Section 2.05 of the Trust Agreement, as applicable (but in no event more than 90 days thereafter except to the extent delays are caused by MERS or the applicable recording office), the Servicer, at the expense of Holdings, shall cause the Mortgage or Assignment of Mortgage, as applicable, with respect to each MERS Eligible Mortgage Loan, to be properly recorded in the name of MERS in the public recording office in the applicable jurisdiction, or shall ascertain that such have previously been so recorded.

     (b) Subject to Section 3.01(a) hereof, an Assignment of Mortgage in favor of the Trustee shall be recorded as to each Non-MERS Mortgage Loan unless instructions to the contrary are delivered to the Servicer, in writing, by the Trustee. Subject to the preceding sentence, as soon as practicable after the Closing Date (but in no event more than 90 days thereafter except to the extent delays are caused by MERS or the applicable recording office), the Servicer, at the expense of Holdings, shall cause to be properly recorded in each public recording office where such Non-MERS Eligible Mortgage Loans are recorded each Assignment of Mortgage.

     (c) Additionally, the Servicer shall prepare and execute, at the direction of the Trustee, any note endorsements relating to any of the Non-MERS Mortgage Loans.

     (d) All rights arising out of the Mortgage Loans shall be vested in the Trustee, subject to the Servicer's right to service and administer the Mortgage Loans hereunder in accordance with the terms of this Agreement. All funds received on or in connection with a Mortgage Loan, other than the General Servicing Fee and other compensation to which the Servicer is entitled as set forth herein, including but not limited to in Section 5.01 below, shall be received and held by the Servicer in trust for the benefit of the Trustee pursuant to the terms of this Agreement.

     (e) Any out-of-pocket costs incurred by the Servicer pursuant to this
Section 2.02 and Section 3.01(a), including (i) a management fee of $0.25 per Mortgage Loan for tracking, maintaining and managing the MERS recording of the Mortgage Loans and (ii) any recording or other fees in connection with the Servicer's obtaining the necessary powers of attorney (and which are specified herein to be an expense of Holdings), shall be reimbursed to the Servicer by Holdings within five (5) Business Days of receipt by Holdings of an invoice for reimbursement.

                                 ARTICLE III.
                        SERVICING OF THE MORTGAGE LOANS

     Section 3.01 Servicer to Service.


     The Servicer, as an independent contractor, shall service and administer the Mortgage Loans from and after the Closing Date and shall have full power and authority, acting alone, to do any and all things in connection with such servicing and administration which the Servicer may deem necessary or desirable, consistent with the terms of this Agreement and with Accepted Servicing Practices.

     Holdings and the Servicer additionally agree as follows:

     (a) The Servicer shall (A) prepare and record or cause to be recorded the Mortgage or the Assignment of Mortgage, as applicable, with respect to all MERS Eligible Mortgage Loans, in the name of MERS, or shall ascertain that such have previously been so recorded; (B) prepare or cause to be prepared all Assignments of Mortgage with respect to all Non-MERS Eligible Mortgage Loans;
(C) prepare and record or cause to be recorded, subject to Section 2.02(b) hereof, all Assignments of Mortgage with respect to Non-MERS Mortgage Loans in the name of the Trustee; (D) pay the recording costs pursuant to Section 2.02 hereof; and/or (E) track such Mortgages and Assignments of Mortgage to ensure they have been recorded. The Servicer shall be entitled to be paid by Holdings its out-of-pocket costs for the preparation and recordation of the Mortgages and Assignments of Mortgage. After the expenses of such recording costs pursuant to Section 2.02 hereof shall have been paid by the Servicer, the Servicer shall submit to Holdings a reasonably detailed invoice for reimbursement of recording costs it incurred hereunder.

     (b) If applicable, the Servicer shall, in accordance with the relevant provisions of the Cranston-Gonzales National Affordable Housing Act of 1990, as the same may be amended from time to time, and the regulations provided in accordance with the Real Estate Settlement Procedures Act, provide notice to the Mortgagor of each Mortgage of the transfer of the servicing thereto to the Servicer.

     (c) The Servicer shall be responsible for the preparation of and costs associated with notifications to Mortgagors of the assumption of servicing by the Servicer.

     (d) Consistent with the terms of this Agreement, the Servicer may waive any late payment charge, assumption fee or other fee that may be collected in the ordinary course of servicing the Mortgage Loans. The Servicer shall not make any future advances to any Mortgagor under any Mortgage Loan, and (unless the Mortgagor is in default with respect to the Mortgage Loan or such default is, in the judgment of the Servicer, reasonably foreseeable) the Servicer shall not permit any modification of any material term of any Mortgage Loan, including any modification that would change the Mortgage Interest Rate, defer or forgive the payment of principal or interest, reduce or increase the outstanding principal balance (except for actual payments of principal) or change the final maturity date on such Mortgage Loan. In the event of any such modification which permits the deferral of interest or principal payments on any Mortgage Loan, the Servicer shall, on the Business Day immediately preceding the Remittance Date in any month in which any such principal or interest payment has been deferred, make a Monthly Advance in accordance with
Section 4.03, in an amount equal to the difference between (a) such month's principal and one month's interest at the Mortgage Loan Remittance Rate on the unpaid principal balance of such Mortgage Loan and (b) the amount paid by the Mortgagor. The Servicer shall be entitled to reimbursement for such advances to the same extent as for all other advances made pursuant to Section 4.03. Without limiting the generality of the foregoing, the Servicer shall continue, and is hereby authorized and empowered, to execute and deliver on behalf of itself and the Trustee, all instruments of satisfaction or cancellation, or of partial or full release, discharge and all other comparable instruments, with respect to the Mortgage Loans and with respect to the Mortgaged Properties. Upon the request of the Servicer, the Trustee shall execute and deliver to the Servicer within the later of fifteen days from the Closing Date or within fifteen days of such Servicer request any powers of attorney (one for each county in which any of the Mortgaged Properties are located) and other documents, furnished to it by the Servicer and reasonably satisfactory to the Trustee, necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties under this Agreement.

     (e) To the extent consistent with the terms of this Agreement, the Servicer shall seek to maximize the timely and complete recovery of principal and interest on the Mortgage Note and may waive (or permit a subservicer to waive) a Prepayment Penalty Amount without the consent of Holdings and the Trustee if (i) such waiver relates to a default or a reasonably foreseeable default of such Mortgage Loan, (ii) enforcement of collection of the Prepayment Penalty Amount would, in the Servicer's reasonable determination, result in a violation of applicable state law, or (iii) would, in the reasonable judgment of the Servicer, maximize recovery of total proceeds taking into account the value of such Prepayment Penalty Amount and the related Mortgage Loan. If a Prepayment Penalty Amount is waived as permitted by meeting the standards described in clauses (ii) and (iii) above, or if the Servicer fails to collect the Prepayment Penalty Amount from the Mortgagor for any reason other than a waiver described under clause (i) above, the Servicer will be required to pay the amount of such Prepayment Penalty Amount for the benefit of the Trust Fund by depositing such amount in the Custodial Account together with and at the time that the amount prepaid on the related Mortgage Loan is required to be deposited in the Custodial Account.

     Section 3.02 Collection of Mortgage Loan Payments.

     Continuously from the Closing Date until the date each Mortgage Loan ceases to be subject to this Agreement, the Servicer shall proceed diligently to collect all payments due under each of the Mortgage Loans when the same shall become due and payable and shall take special care in ascertaining and estimating Escrow Payments and all other charges that will become due and payable with respect to the Mortgage Loans and each related Mortgaged Property, to the end that the installments payable by the Mortgagors will be sufficient to pay such charges as and when they become due and payable.

     Section 3.03 Establishment of and Deposits to Custodial Account.

     The Servicer shall segregate and hold all funds collected and received pursuant to the Mortgage Loans separate and apart from any of its own funds and general assets and shall establish and maintain one or more Custodial Accounts, in the form of time deposit or demand accounts, titled "in trust for Wells Fargo Bank Minnesota, National Association, as trustee for ARC 2001-BC1 Trust." The Custodial Account shall be established with a Qualified Depository. Any funds deposited in the Custodial Account may be invested in Eligible Investments subject to the provisions of Section 3.11 hereof. Funds deposited in the Custodial Account may be drawn on by the Servicer in accordance with Section 3.04 hereof. The creation of any Custodial Account shall be evidenced by a letter agreement in the form of Exhibit B. A copy of such certification or letter agreement shall be furnished to the Trustee and, upon request, to any subsequent owner of the Mortgage Loans.

     The Servicer shall deposit in the Custodial Account on a daily basis, and retain therein, the following collections received by the Servicer and payments made by the Servicer after the Closing Date:

          (i) all payments on account of principal on the Mortgage Loans, including all Principal Prepayments;

          (ii) all payments on account of interest on the Mortgage Loans (including Prepayment Penalty Amounts) adjusted to the Mortgage Loan Remittance Rate;

          (iii) all Liquidation Proceeds;

          (iv) all Insurance Proceeds (other than any amounts immediately applied to the restoration or repair of the Mortgaged Property or immediately released to the Mortgagor);

          (v) all Condemnation Proceeds that are not applied to the restoration or repair of the Mortgaged Property or released to the Mortgagor;

          (vi) any Prepayment Interest Shortfall Amount required to be paid by the Servicer;

          (vii) all Monthly Advances made by the Servicer or an Advancing Person pursuant to Section 4.03;

          (viii) any amounts required to be deposited by the Servicer in connection with the deductible clause in any blanket hazard insurance policy;

          (ix) any amounts received with respect to or related to any REO Property or REO Disposition Proceeds;

          (x) any amounts required to be deposited pursuant to Section 3.11 in connection with any losses realized on Eligible Investments with respect to funds held in the Custodial Accounts;

          (xi) any amounts received by it under any PMI Policy; and

          (xii) any other amount required hereunder to be deposited by the Servicer in the Custodial Account.

     The foregoing requirements for deposit into the Custodial Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing payments in the nature of (i) late payment charges and insufficient fund charges, (ii) assumption fees, (iii) other Ancillary Income and (iv) the Option One Servicing Fee need not be deposited by the Servicer into the Custodial Account.

     Any interest paid on funds deposited in the Custodial Account by the depository institution shall accrue to the benefit of the Servicer and the Servicer shall be entitled to retain and withdraw such interest from the Custodial Account pursuant to Section 3.04. Additionally, any other benefit derived from the Custodial Account associated with the receipt, disbursement and accumulation of principal, interest, taxes, hazard insurance, mortgage insurance, etc. shall accrue for the benefit of the Servicer.

     Section 3.04 Permitted Withdrawals From Custodial Account.

     The Servicer shall, from time to time, withdraw funds from the Custodial Account for the following purposes:

          (i) to pay any outstanding premiums under the MGIC PMI Insurance Policy and to make payments to the Trustee in the amounts and in the manner provided for in Section 4.01;

          (ii) to pay the Holdings Remittance Amount to Holdings;

          (iii) in the event the Servicer has elected not to retain the Option One Servicing Fee out of any Mortgagor payments on account of interest or other recovery of interest with respect to a particular Mortgage Loan (including late collections of interest on such Mortgage Loan, or interest portions of Insurance Proceeds or Liquidation Proceeds) prior to the deposit of such Mortgagor payment or recovery in the Custodial Account, to pay to itself the related Option One Servicing Fee from all such Mortgagor payments on account of interest or other such recovery for interest with respect to that Mortgage Loan;

          (iv) to pay itself investment earnings on funds deposited in the Custodial Account;

          (v) to clear and terminate the Custodial Account upon the termination of this Agreement;

          (vi) to transfer funds to another Qualified Depository in accordance with Section 3.11 hereof;

          (vii) to invest funds in certain Eligible Investments in accordance with Section 3.11 hereof;

          (viii) to reimburse itself to the extent of funds held in the Custodial Account for Monthly Advances of the Servicer's funds made pursuant to Section 4.03. The Servicer's right to reimburse itself pursuant to this subclause (viii) with respect to any Mortgage Loan shall be limited to amounts received on or in respect of the related Mortgage Loan which represent late recoveries of payments of principal or interest with respect to which a Monthly Advance was made, it being understood in the case of any such reimbursement, that the Servicer's right thereto shall be prior to the rights of the Trust Fund; provided, however, that following the final liquidation of a Mortgage Loan, the Servicer may reimburse itself for previously unreimbused Monthly Advances in excess of Liquidation Proceeds or Insurance Proceeds with respect to such Mortgage Loan from any funds in the Custodial Account, it being understood, in the case of any such reimbursement, that the Servicer's right thereto shall be prior to the rights of the Trust Fund. The Servicer may recover at any time from amounts on deposit in the Custodial Account the amount of any Monthly Advances that the Servicer deems nonrecoverable or that remain unreimbursed to the Servicer from related Liquidation Proceeds after the final liquidation of the Mortgage Loan. In addition, the Servicer may, at any time, withdraw from the Custodial Account funds that were not included in the Total Distribution Amount (as defined in the Trust Agreement) for the preceding Distribution Date to reimburse itself for Monthly Advances previously made by the Servicer;

          (ix) to reimburse itself for any unreimbursed Servicing Advances the Servicer is obligated to advance pursuant to any related provision of this Agreement, and for any unpaid Option One Servicing Fee, the Servicer's right to reimburse itself pursuant to this subclause (ix) with respect to any Mortgage Loan being limited to related Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds, REO Disposition Proceeds and other amounts received in respect of the related REO Property, and such other amounts as may be collected by the Servicer from the Mortgagor or otherwise relating to the Mortgage Loan, it being understood that, in the case of any such reimbursement, the Servicer's right thereto shall be prior to the rights of the Trust Fund;

          (x) to reimburse the Servicer for expenses incurred by, and reimbursable to, the Servicer pursuant to Section 6.03 up to amount equal to $500,000 in any calendar year but only to extent such amounts are determined to be reimbursable to the Servicer by the Trust Fund pursuant to Section 6.03;

          (xi) to reimburse itself for expenses incurred or reimbursable to the Servicer pursuant to Section 3.12 to the extent not previously withdrawn under clause (ix) of this Section 3.04;

          (xii) to withdraw funds necessary for the operation, management and maintenance of any REO related property to the extent not previously reimbursed under clause (ix) of this Section 3.04; and

          (xiii) to withdraw any funds deposited to the Custodial Account in error.

     Section 3.05 Establishment of and Deposits to Escrow Account.

     The Servicer shall segregate and hold all funds collected and received pursuant to a Mortgage Loan constituting Escrow Payments separate and apart from any of its own funds and general assets and shall establish and maintain one or more Escrow Accounts, in the form of time deposit or demand accounts, titled "in trust for Wells Fargo Bank Minnesota, National Association, as Trustee for ARC 2001-BC1 Trust." The Escrow Accounts shall be established with a Qualified Depository in a manner that shall provide maximum available insurance thereunder. Funds deposited in the Escrow Account may be drawn on by the Servicer in accordance with Section 3.06. The creation of any Escrow Account shall be evidenced by a letter agreement in the form of Exhibit C. A copy of such certification or letter agreement shall be furnished to the Trustee and, upon request, to any subsequent owner of the Mortgage Loans.

     The Servicer shall deposit in the Escrow Account or Accounts on a daily basis, and retain therein:

          (i) all Escrow Payments collected on account of the Mortgage Loans, for the purpose of effecting timely payment of any such items as required under the terms of this Agreement; and

          (ii) all amounts representing Insurance Proceeds or Condemnation Proceeds that are to be applied to the restoration or repair of any Mortgaged Property.

     The Servicer shall make withdrawals from the Escrow Account only to effect such payments as are required under this Agreement, as set forth in
Section 3.06. The Servicer shall retain any interest paid on funds deposited in the Escrow Account by the depository institution, other than interest on escrowed funds required by law to be paid to the Mortgagor. Additionally, any other benefit derived from the Escrow Account associated with the receipt, disbursement and accumulation of principal, interest, taxes, hazard insurance, mortgage insurance, etc. shall accrue to the Servicer. To the extent required by law, the Servicer shall pay interest on escrowed funds to the Mortgagor notwithstanding that the Escrow Account may be non-interest bearing or that interest paid thereon is insufficient for such purposes.

     Section 3.06 Permitted Withdrawals From Escrow Account.

     Withdrawals from the Escrow Account or Accounts may be made by the Servicer only:

          (i) to effect payments of ground rents, taxes, assessments, water rates, sewer rents, mortgage insurance premiums, condominium charges, fire and hazard insurance premiums or other items constituting Escrow Payments for the related Mortgage;

          (ii) to refund to any Mortgagor any funds found to be in excess of the amounts required under the terms of the related Mortgage Loan;

          (iii) for transfer to the Custodial Account and application to reduce the principal balance of the Mortgage Loan in accordance with the terms of the related Mortgage and Mortgage Note;

          (iv) for application to restore or repair the Mortgaged Property in accordance with the FHLMC or FNMA Guide;

          (v) to pay to the Servicer, or any Mortgagor to the extent required by law, any interest paid on the funds deposited in the Escrow Account; and

          (vi) to reimburse itself for any Servicing Advances made with respect to Escrow Payments for a Mortgage Loan or the related Mortgaged Properties, but solely from amounts received on the related Mortgage Loan which represent late collections of Escrow Payments thereunder;

          (vii) to withdraw any funds deposited into the Escrow Account in error; and

          (viii) to clear and terminate the Escrow Account on the termination of this Agreement.

     The Servicer will be responsible for the administration of the Escrow Accounts and will be obligated to make Servicing Advances to the Escrow Account in respect of its obligations under this Section 3.06, reimbursable from the Escrow Accounts or Custodial Account to the extent not collected from the related Mortgagor, anything to the contrary notwithstanding, when and as necessary to avoid the lapse of insurance coverage on the Mortgaged Property, or which the Servicer knows, or in the exercise of the required standard of care of the Servicer hereunder should know, is necessary to avoid the loss of the Mortgaged Property due to a tax sale or the foreclosure as a result of a tax lien. If any such payment has not been made and the Servicer receives notice of a tax lien with respect to the Mortgage being imposed, the Servicer will, within ten (10) Business Days of such notice, advance or cause to be advanced funds necessary to discharge such lien on the Mortgaged Property.

     Section 3.07 Restoration of Mortgaged Property.

     The Servicer need not obtain the approval of the Trustee prior to releasing any Insurance Proceeds or Condemnation Proceeds to the Mortgagor to be applied to the restoration or repair of the Mortgaged Property if such release is in accordance with Accepted Servicing Practices. At a minimum, with respect to claims of $5,000 or more, the Servicer shall comply with the following conditions in connection with any such release of Insurance Proceeds or Condemnation Proceeds:

          (i) the Servicer shall receive satisfactory independent verification of completion of repairs and issuance of any required approvals with respect thereto;

          (ii) the Servicer shall take all steps necessary to preserve the priority of the lien of the Mortgage, including, but not limited to requiring waivers with respect to mechanics' and materialmen's liens;

          (iii) the Servicer shall verify that the Mortgage Loan is not 60 or more days delinquent; and

          (iv) pending repairs or restoration, the Servicer shall place the Insurance Proceeds or Condemnation Proceeds in the Escrow Account.

     With respect to claims of less than $5,000, the Servicer shall comply with the following conditions in connection with any such release of Insurance Proceeds or Condemnation Proceeds:

          (i) the related Mortgagor shall provide an affidavit verifying the completion of repairs and issuance of any required approvals with respect thereto;

          (ii) the Servicer shall verify the total amount of the claim with the applicable insurance company; and

          (iii) pending repairs or restoration, the Servicer shall place the Insurance Proceeds or Condemnation Proceeds in the Escrow Account. If the Trustee is named as an additional loss payee, the Servicer is hereby empowered to endorse any loss draft issued in respect of such a claim in the name of the Trustee.

     Section 3.08 Fidelity Bond and Errors and Omissions Insurance.

     The Servicer shall keep in force during the term of this Agreement a Fidelity Bond and Errors and Omissions Insurance the minimum coverage of which shall be at least equal to the coverage required by FNMA in the FNMA Guide or by FHLMC in the FHLMC Guide. Such Fidelity Bond and Errors and Omissions Insurance shall be maintained with recognized insurers and shall be in such form and amount as would permit the Servicer to be qualified as a FHLMC servicer. The Servicer shall be deemed to have complied with this provision if an affiliate of the Servicer has such errors and omissions and fidelity bond coverage and, by the terms of such insurance policy or fidelity bond, the coverage afforded thereunder extends to the Servicer. The Servicer shall furnish to the Trustee a copy of each such bond and insurance policy if the Trustee so requests.

     Section 3.09 Notification of Adjustments.

     With respect to each Adjustable Rate Mortgage Loan, the Servicer shall adjust the Mortgage Interest Rate on the related interest rate adjustment date and shall adjust the Monthly Payment on the related mortgage payment adjustment date, if applicable, in compliance with the requirements of applicable law and the related Mortgage and Mortgage Note. The Servicer shall execute and deliver any and all necessary notices required under applicable law and the terms of the related Mortgage Note and Mortgage regarding the Mortgage Interest Rate and Monthly Payment adjustments. The Servicer shall promptly, upon written request therefor, deliver to the Trustee such notifications and any additional applicable data regarding such adjustments and the methods used to calculate and implement such adjustments. Upon the discovery by the Servicer or the receipt of notice from the Trustee that the Servicer has failed to adjust a Mortgage Interest Rate or Monthly Payment in accordance with the terms of the related Mortgage Note, the Servicer shall immediately deposit in the Custodial Account from its own funds the amount of any interest loss or deferral caused thereby.

     Section 3.10 Payment of Taxes, Insurance and Other Charges. With respect to each Mortgage Loan, the Servicer shall maintain accurate records reflecting the status of ground rents, taxes, assessments, water rates and other charges which are or may become a lien upon the Mortgaged Property and the status of fire and hazard insurance coverage and shall obtain, from time to time, all bills for the payment of such charges (including renewal premiums) and shall effect payment thereof prior to the applicable penalty or termination date and at a time appropriate for securing maximum discounts allowable, employing for such purpose deposits of the Mortgagor in the Escrow Account which shall have been estimated and accumulated by the Servicer in amounts sufficient for such purposes, as allowed under the terms of the Mortgage or applicable regulations. The Servicer assumes full responsibility for the payment of all such bills and shall effect payments of all such bills irrespective of the Mortgagor's faithful performance in the payment of same or the making of the Escrow Payments and shall make advances from its own funds to effect such payments. To the extent that the Mortgage does not provide for Escrow Payments, the Servicer shall use reasonable efforts consistent with Accepted Servicing Practices to determine that any such payments are made by the Mortgagor at the time they first become due and shall ensure that the Mortgaged Property is not subjected to a tax lien as a result of nonpayment and that such Mortgaged Property is not left uninsured.

     Section 3.11 Protection of Accounts.

     The Servicer may transfer any Custodial Account or any Escrow Account to a different Qualified Depository from time to time. The Servicer shall give notice to the Trustee of the location of the Custodial Account and Escrow Account maintained by it when established and prior to any change thereof.

     The Servicer shall bear any expenses, losses or damages sustained by the Trustee if the Custodial Account and/or the Escrow Account are not demand deposit accounts.

     Amounts on deposit in the Custodial Account and the Escrow Account may at the option of the Servicer be invested in Eligible Investments; provided that in the event that amounts on deposit in the Custodial Account or the Escrow Account exceed the amount fully insured by the FDIC (the "Insured Amount") the Servicer shall be obligated to invest the excess amount over the Insured Amount in Eligible Investments on the same Business Day as such excess amount becomes present in the Custodial Account or the Escrow Account. Any such Eligible Investment shall mature no later than the Business Day immediately preceding the related Remittance Date, provided, however, that if such Eligible Investment is an obligation of a Qualified Depository (other than the Servicer) that maintains the Custodial Account or the Escrow Account, then such Eligible Investment may mature on the related Remittance Date. Any such Eligible Investment shall be made in the name of the Servicer in trust for the benefit of the Trustee. All income on or gain realized from any such Eligible Investment shall be for the benefit of the Servicer and may be withdrawn at any time by the Servicer. Any losses incurred in respect of any such investment shall be deposited in the Custodial Account or the Escrow Account, by the Servicer out of its own funds immediately as realized.

     Section 3.12 Title, Management and Disposition of REO Property.

     In the event that title to any Mortgaged Property is acquired in foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale shall be taken in the name of the Trustee (or MERS, as applicable), or in the event the Trustee is not authorized or permitted to hold title to real property in the state where the REO Property is located, or would be adversely affected under the "doing business" or tax laws of such state by so holding title, the deed or certificate of sale shall be taken in the name of such Person or Persons as shall be consistent with an Opinion of Counsel obtained by the Servicer from any attorney duly licensed to practice law in the state where the REO Property is located. The Person or Persons holding such title other than the Trustee shall acknowledge in writing that such title is being held as nominee for the Trustee.

     The Servicer shall manage, conserve, protect and operate each REO Property for the Trustee solely for the purpose of its prompt disposition and sale. The Servicer, either itself or through an agent selected by the Servicer, shall manage, conserve, protect and operate the REO Property in the same manner that it manages, conserves, protects and operates other foreclosed property for its own account, and in the same manner that similar property in the same locality as the REO Property is managed. The Servicer shall attempt to sell the same (and may temporarily rent the same for a period not greater than one year, except as otherwise provided below) on such terms and conditions as the Servicer deems to be in the best interest of the Trustee.

     Notwithstanding anything to the contrary contained in this Section 3.12, in connection with a foreclosure or acceptance of a deed in lieu of foreclosure, in the event the Servicer has reasonable cause to believe that a Mortgaged Property is contaminated by hazardous or toxic substances or wastes, or if the Trustee otherwise requests, an environmental inspection or review of such Mortgaged Property to be conducted by a qualified inspector shall be arranged by the Servicer. Upon completion of the inspection, the Servicer shall provide the Trustee with a written report of such environmental inspection. In the event that the environmental inspection report indicates that the Mortgaged Property is contaminated by hazardous or toxic substances or wastes, the Servicer shall not proceed with foreclosure or acceptance of a deed in lieu of foreclosure. In the event that the environmental inspection report is inconclusive as to the whether or not the Mortgaged Property is contaminated by hazardous or toxic substances or wastes, the Servicer shall not, without the prior approval of the Trustee, proceed with foreclosure or acceptance of a deed in lieu of foreclosure. In such instance, the Trustee shall be deemed to have approved such foreclosure or acceptance of a deed in lieu of foreclosure unless either of them notifies the Servicer in writing, within five (5) days after its receipt of written notice of the proposed foreclosure or deed in lieu of foreclosure from the Servicer, that it disapproves of the related foreclosure or acceptance of a deed in lieu of foreclosure. The Servicer shall be reimbursed for all Servicing Advances made pursuant to this paragraph with respect to the related Mortgaged Property from the Custodial Account.

     In the event that the Trust Fund acquires any REO Property in connection with a default or imminent default on a Mortgage Loan, the Servicer shall dispose of such REO Property not later than the end of the third taxable year after the year of its acquisition by the Trust Fund unless the Servicer has applied for and received a grant of extension from the Internal Revenue Service to the effect that, under the REMIC Provisions and any relevant proposed legislation and under applicable state law, the applicable REMIC may hold REO Property for a longer period without adversely affecting the REMIC status of such REMIC or causing the imposition of a federal or state tax upon such REMIC. If the Servicer has received such an extension, then the Servicer shall continue to attempt to sell the REO Property for its fair market value for such period longer than three years as such extension permits (the "Extended Period"). If the Servicer has not received such an extension and the Servicer is unable to sell the REO Property within the period ending 3 months before the end of such third taxable year after its acquisition by the Trust Fund or if the Servicer has received such an extension, and the Servicer is unable to sell the REO Property within the period ending three months before the close of the Extended Period, the Servicer shall, before the end of the three year period or the Extended Period, as applicable, (i) purchase such REO Property at a price equal to the REO Property's fair market value or (ii) auction the REO Property to the highest bidder (which may be the Servicer) in an auction reasonably designed to produce a fair price prior to the expiration of the three-year period or the Extended Period, as the case may be. The Trustee shall sign any document or take any other action reasonably requested by the Servicer which would enable the Servicer, on behalf of the Trust Fund, to request such grant of extension.

     Notwithstanding any other provisions of this Agreement, no REO Property acquired by the Trust Fund shall be rented (or allowed to continue to be rented) or otherwise used by or on behalf of the Trust Fund in such a manner or pursuant to any terms that would: (i) cause such REO Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code; or (ii) subject any Trust REMIC to the imposition of any federal income taxes on the income earned from such REO Property, including any taxes imposed by reason of Sections 860F or 860G(c) of the Code, unless the Servicer has agreed to indemnify and hold harmless the Trust Fund with respect to the imposition of any such taxes.

     The Servicer shall also maintain on each REO Property fire and hazard insurance with extended coverage in amount which is at least equal to the lesser of (i) maximum insurable value of the improvements which are a part of such property, and (ii) the outstanding principal balance of the related Mortgage Loan at the time it became an REO Property and, to the extent required and available under the Flood Disaster Protection Act of 1973, as amended, flood insurance in the amount required above.

     The disposition of REO Property shall be carried out by the Servicer at such price, and upon such terms and conditions, as the Servicer deems to be in the best interests of the Trust Fund. The proceeds of sale of the REO Property shall be promptly deposited in the Custodial Account. After the expenses of such disposition shall have been paid, the Servicer shall reimburse itself pursuant to Section 3.04 hereof for any Servicing Advances it incurred with respect to such REO Property.

     The Servicer shall withdraw from the Custodial Account funds necessary for the proper operation, management and maintenance of the REO Property, including the cost of maintaining any hazard insurance pursuant to the FHLMC Guides. The Servicer shall make monthly distributions on each Remittance Date to the Trustee of the net cash flow from the REO Property (which shall equal the revenues from such REO Property net of the expenses described in this
Section 3.12 and of any reserves reasonably required from time to time to be maintained to satisfy anticipated liabilities for such expenses).

     Section 3.13 Real Estate Owned Reports.

     Together with the statement furnished pursuant to Section 4.02, the Servicer shall furnish by electronic transmission to the Trustee on or before the Remittance Date each month a statement with respect to any REO Property covering the operation of such REO Property for the previous month and the Servicer's efforts in connection with the sale of such REO Property and any rental of such REO Property incidental to the sale thereof for the previous month. That statement shall be accompanied by such other information as the Trustee shall reasonably request.

     Section 3.14 MERS.

     (a) The Servicer shall take such actions as are necessary to cause the Trustee to be clearly identified as the owner of each MERS Mortgage Loan on the records of MERS for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by MERS.

     (b) The Servicer shall maintain in good standing its membership in MERS. In addition, the Servicer shall comply with all rules, policies and procedures of MERS, including the Rules of Membership, as amended, and the MERS Procedures Manual, as amended.

     (c) With respect to all MERS Mortgage Loans serviced hereunder, the Servicer shall promptly notify MERS as to any transfer of beneficial ownership or release of any security interest in such Mortgage Loans.

     (d) With respect to all MERS Mortgage Loans serviced hereunder, the Servicer shall notify MERS as to any transfer of servicing pursuant to Section
3.15 or Section 9.01 within 10 Business Days of such transfer of servicing. The Servicer shall cooperate with the Trustee and any successor Servicer to the extent necessary to ensure that such transfer of servicing is appropriately reflected on the MERS system.

     Section 3.15 Servicing and Administration of the MGIC PMI Insurance
Policy.

     (a) The Servicer shall take all such actions on behalf of the Trustee as are necessary to service, maintain and administer the MGIC PMI Insurance Policy and to perform and enforce the rights under such policy, which actions shall conform to the standards of an institution prudently administering such policy for its own account. Except as expressly set forth herein, the Servicer shall have full authority on behalf of the Trust to do anything it reasonably deems appropriate or desirable in connection with the servicing, maintenance and administration of the MGIC PMI Insurance Policy. The Servicer shall file on a timely basis all insured claims under the MGIC PMI Insurance Policy and collect from MGIC all Insurance Proceeds due to the Trustee under such policy. The Servicer shall not take, or permit any subservicer to modify or assume a Mortgage Loan covered by the MGIC PMI Policy or take any other action with respect to such Mortgage Loan which would result in non-coverage under the MGIC PMI Insurance Policy of any loss which, but for the actions of the Servicer or subservicer, would have been covered thereunder. To the extent coverage is available, the Servicer shall keep or cause to be kept in full force and effect the MGIC PMI Insurance Policy for as long as any Certificates are outstanding. The Servicer shall cooperate with MGIC and shall use its best efforts to furnish all reasonable aid, evidence and information in the possession of the Servicer to which the Servicer has access with respect to any Mortgage Loan; provided, however, notwithstanding anything to the contrary contained in the MGIC PMI Insurance Policy, the Servicer shall not be required to submit any reports to MGIC until a reporting date that is at least 15 days after the Servicer has received sufficient loan level detail information from Holdings to appropriately code its servicing system in accordance with MGIC requirements.

     (b) The Servicer shall deposit into the Custodial Account pursuant to
Section 3.03(xi) hereof all Insurance Proceeds received from MGIC under the terms of the MGIC PMI Insurance Policy. The Servicer shall pay to MGIC pursuant to Section 3.04(i) hereof the monthly insurance premium due to MGIC in accordance with the terms of such policy.

     (c) Notwithstanding the provisions of (a) and (b) above, the Servicer shall not take any action in regard to the MGIC PMI Insurance Policy inconsistent with the interests of the Trustee or the Certificateholders or with the rights and interests of the Trustee or the Certificateholders under this Agreement;

     (d) The Trustee shall furnish the Servicer with any powers of attorney and other documents (within fifteen (15) days upon request from the Servicer) in form as provided to it necessary or appropriate to enable the Servicer to service and administer the MGIC PMI Insurance Policy; provided, however, that the Trustee shall not be liable for the actions of the Servicer under such powers of attorney.

     Section 3.16 Maintenance of Hazard Insurance. The Servicer shall cause to be maintained for each Mortgage Loan hazard insurance such that all buildings upon the Mortgaged Property are insured by a generally acceptable insurer against loss by fire, hazards of extended coverage and such other hazards as are customary in the area where the Mortgaged Property is located in an amount which is at least equal to the lesser of (i) the current principal balance of such Mortgage Loan and (ii) the amount necessary to fully compensate for any damage or loss to the improvements that are a part of such property on a replacement cost basis, in each case in an amount not less than the amount as is necessary to avoid the application of any co-insurance clause contained in the related hazard insurance policy.

     Any payments by the Servicer for hazard insurance shall be deemed Servicing Advances, reimbursable in accordance with Section 3.04(ix), to the extent not collected from the related Mortgagor. The Servicer will comply in the performance of this Agreement with all reasonable rules and requirements of each insurer under any such hazard policies. Any amounts to be collected by the Servicer under any such policies (other than amounts to be applied to the restoration or repair of the property or amounts to be released to the Mortgagor subject to the terms and conditions of the related Mortgage and Mortgage Note) shall be deposited in the Custodial Account, subject to withdrawal pursuant to Section 3.04, if received in respect of a Mortgage Loan. Any cost incurred by the Servicer in maintaining any such insurance shall not, for the purpose of calculating distributions to Certificateholders, be added to the unpaid principal balance of the related Mortgage Loan, notwithstanding that the terms of such Mortgage Loan so permit. It is understood and agreed that no earthquake or other additional insurance is to be required of any Mortgagor other than pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance. If the Mortgaged Property or REO Property is at any time in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards and flood insurance has been made available, the Servicer will cause to be maintained a flood insurance policy in respect thereof. Such flood insurance shall be in an amount equal to the lesser of (i) the unpaid principal balance of the related Mortgage Loan and (ii) the maximum amount of such insurance available for the related Mortgaged Property under the national flood insurance program (assuming that the area in which such Mortgaged Property is located is participating in such program).

     In the event that the Servicer shall obtain and maintain a blanket policy with an insurer having a General Policy Rating of A:X or better in Best's Key Rating Guide (or such other rating that is comparable to such rating) insuring against hazard losses on all of the Mortgage Loans, it shall conclusively be deemed to have satisfied its obligations as set forth in the first two sentences of this Section 3.16, it being understood and agreed that such policy may contain a deductible clause, in which case the Servicer shall, in the event that there shall not have been maintained on the related Mortgaged Property or REO Property a policy complying with the first two sentences of this Section 3.16, and there shall have been one or more losses which would have been covered by such policy, deposit to the Custodial Account from its own funds the amount not otherwise payable under the blanket policy because of such deductible clause. In connection with its activities as administrator and servicer of the Mortgage Loans, the Servicer agrees to prepare and present, on behalf of itself, the Trustee and the Certificateholders, claims under any such blanket policy in a timely fashion in accordance with the terms of such policy.

     Section 3.17 Realization Upon Defaulted Mortgage Loans.


     (a) The Servicer shall, consistent with Accepted Servicing Practices, to foreclose upon or otherwise comparably convert the ownership of properties securing such of the Mortgage Loans (including selling any such Mortgage Loans other than converting the ownership of the related properties) as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments. The Servicer shall be responsible for all costs and expenses incurred by it in any such proceedings; provided, however, that such costs and expenses will be recoverable as Servicing Advances by the Servicer as contemplated in Section 3.04. The foregoing is subject to the provision that, in any case in which Mortgaged Property shall have suffered damage from an uninsured cause, the Servicer shall not be required to expend its own funds toward the restoration of such Mortgaged Property unless in its determination such restoration will increase the proceeds of liquidation of the related Mortgage Loan after reimbursement to itself for such expenses.

(b) If the Servicer determines that it is in the best economic interest of the Trust and the Certificateholders to sell a Mortgage Loan that is over 90 days delinquent, rather than foreclosing, the Servicer may effect such a sale. The net proceeds of such sale shall be Liquidation Proceeds.

(c) Proceeds received in connection with any Final Recovery
Determination, as well as any recovery resulting from a partial collection of Insurance Proceeds or Liquidation Proceeds, in respect of any Mortgage Loan, will be applied in the following order of priority: first, to unpaid Option One Servicing Fees; second, to reimburse the Servicer or any sub-servicer for any related unreimbursed Servicing Advances and Monthly Advances pursuant to
Section 3.04; third, to accrued and unpaid interest on the Mortgage Loan, to the date of the Final Recovery Determination, or to the Due Date prior to the Distribution Date on which such amounts are to be distributed if not in connection with a Final Recovery Determination; and fourth, as a recovery of principal of the Mortgage Loan. The portion of the recovery so allocated to any unpaid Option One Servicing Fee shall be reimbursed to the Servicer or any Sub-Servicer pursuant to Section 3.04.

     Section 3.18 Enforcement of Due-On-Sale Clauses; Assumption Agreement. The Servicer will, to the extent it has knowledge of any conveyance or prospective conveyance of any Mortgaged Property by any Mortgagor (whether by absolute conveyance or by contract of sale, and whether or not the Mortgagor remains or is to remain liable under the Mortgage Note and/or the Mortgage), exercise its rights to accelerate the maturity of such Mortgage Loan under the "due-on-sale" clause, if any, applicable thereto; provided, however, that the Servicer shall not be required to take such action if in its sole business judgment the Servicer believes it is not in the best interests of the Trust Fund and shall not exercise any such rights if prohibited by law from doing so. If the Servicer reasonably believes it is unable under applicable law to enforce such "due-on-sale" clause, or if any of the other conditions set forth in the proviso to the preceding sentence apply, the Servicer will enter into an assumption and modification agreement from or with the person to whom such property has been conveyed or is proposed to be conveyed, pursuant to which such person becomes liable under the Mortgage Note and, to the extent permitted by applicable state law, the Mortgagor remains liable thereon. The Servicer is also authorized to enter into a substitution of liability agreement with such person, pursuant, to which the original Mortgagor is released from liability and such person is substituted as the Mortgagor and becomes liable under the Mortgage Note, provided that no such substitution shall be effective unless such person satisfies the underwriting criteria of the Servicer and has a credit risk rating at least equal to that of the original Mortgagor. In connection with any assumption or substitution, the Servicer shall apply such underwriting standards and follow such practices and procedures as shall be normal and usual in its general mortgage servicing activities and as it applies to other mortgage loans owned solely by it. The Servicer shall not take or enter into any assumption and modification agreement, however, unless (to the extent practicable in the circumstances) it shall have received confirmation, in writing, of the continued effectiveness of any applicable hazard insurance policy. Any fee collected by the Servicer in respect of an assumption, modification or substitution of liability agreement shall be retained by the Servicer as additional servicing compensation. In connection with any such assumption, no material term of the Mortgage Note (including but not limited to the related Mortgage Interest Rate and the amount of the Monthly Payment) may be amended or modified, except as otherwise required pursuant to the terms thereof. The Servicer shall notify the Trustee that any such substitution, modification or assumption agreement has been completed by forwarding to the Trustee the executed original of such substitution, modification or assumption agreement, which document shall be added to the related Mortgage File and shall, for all purposes, be considered a part of such Mortgage File to the same extent as all other documents and instruments constituting a part thereof

     Notwithstanding the foregoing paragraph or any other provision of this Agreement, the Servicer shall not be deemed to be in default, breach or any other violation of its obligations hereunder by reason of any assumption of a Mortgage Loan by operation of law or by the terms of the Mortgage Note or any assumption which the Servicer may be restricted by law from preventing, for any reason whatever. For purposes of this Section 3.18, the term "assumption" is deemed to also include a sale (of the Mortgaged Property) subject to the Mortgage that is not accompanied by an assumption or substitution of liability agreement.

                                 ARTICLE IV.
                            PAYMENTS TO THE TRUSTEE

     Section 4.01 Remittances.


     On each Remittance Date, no later than 3:00 P.M. New York City time, the Servicer shall remit on a scheduled/scheduled basis by wire transfer of immediately available funds to the Trustee (a) all amounts deposited in the Custodial Account as of the close of business on the last day of the related Due Period (net of charges against or withdrawals from the Custodial Account pursuant to Section 3.04), plus (b) all Monthly Advances, if any, which the Servicer is obligated to make pursuant to Section 4.03, minus (c) any amounts attributable to Principal Prepayments, Liquidation Proceeds, Insurance Proceeds, Condemnation Proceeds or REO Disposition Proceeds received after the applicable Due Period, which amounts shall be remitted on the following Remittance Date, together with any additional interest required to be deposited in the Custodial Account in connection with such Principal Prepayment in accordance with Section 3.03(vi), and minus (d) any amounts attributable to Monthly Payments collected but due on a Due Date or Due Dates subsequent to the first day of the month in which such Remittance Date occurs, which amounts shall be remitted on the Remittance Date next succeeding the Due Date related to such Monthly Payment.

     With respect to any remittance received by the Trustee after the second Business Day following the Business Day on which such payment was due, the Servicer shall pay to the Trustee interest on any such late payment at an annual rate equal to the Prime Rate, adjusted as of the date of each change, plus two (2) percentage points, but in no event greater than the maximum amount permitted by applicable law. Such interest shall be deposited in the Custodial Account by the Servicer on the date such late payment is made and shall cover the period commencing with the day following such Business Day and ending with the Business Day on which such payment is made, both inclusive. Such interest shall be remitted along with the distribution payable on the next succeeding Remittance Date. The payment by the Servicer of any such interest shall not be deemed an extension of time for payment or a waiver of any Event of Default by the Trustee.

     All remittances required to be made to the Trustee shall be made on a scheduled/scheduled basis to the following wire account or to such other account as may be specified by the Trustee from time to time:

       Wells Fargo Bank Minnesota, National Association
       Minneapolis, Minnesota
       ABA #:  091-00-019
       Account Name:  Corporate Trust Clearing
       Account Number.:  3970771416
       For further credit to:  Custodial Account No. 10712600 (ARC 2001-BC1)

     Section 4.02 Statements to Trustee.


     Not later than the 13th calendar day of March 2001 and the 10th calendar day of each subsequent month (or if such calendar day is not a Business Day, the immediately succeeding Business Day), the Servicer shall furnish to the Trustee (with a copy also provided to IBF in electronic mail form) (a) a monthly remittance advice in a format mutually acceptable to the Servicer and the Trustee as to the accompanying remittance and the period ending on the last day of the preceding Determination Date and (b) all such information required pursuant to clause (a) above on a magnetic tape or other similar media reasonably acceptable to the Trustee.

     Such monthly remittance advice shall also include on a cumulative and aggregate basis (i) the amount of claims filed, (ii) the amount of any claim payments made, (iii) the amount of claims denied and (iv) policies cancelled with respect to those Serviced Mortgage Loans covered by the MGIC PMI Insurance Policy or any other provider of primary mortgage insurance purchased by the Trust; provided, however, notwithstanding anything to the contrary contained in the MGIC PMI Insurance Policy, the Servicer shall not be required to submit any reports or tapes to MGIC until a reporting date that is at least 15 days after the Servicer has received sufficient loan level detail information from the Depositor to appropriately code its servicing system in accordance with MGIC requirements.

     In addition, not more than 60 days after the end of each calendar year, commencing December 31, 2001, the Servicer shall provide (as such information becomes reasonably available to the Servicer) the Trustee such information concerning the Mortgage Loans and annual remittances to the Trustee therefrom as is necessary for each Certificateholder to prepare its federal income tax return. Such obligation of the Servicer shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Servicer to the Trustee pursuant to any requirements of the Code as from time to time are in force. In addition, the Servicer shall provide the Trustee with such information concerning the Mortgage Loans as is necessary for the Trustee to prepare the Trust Fund's federal income tax return.

     Section 4.03 Monthly Advances by Servicer.

     On the Business Day immediately preceding each Remittance Date, the Servicer shall deposit in the Custodial Account from its own funds or from amounts held for future distribution or both an amount equal to all Monthly Payments which were due on the Mortgage Loans during the applicable Due Period and which were delinquent at the close of business on the immediately preceding Determination Date. Any amounts held for future distribution and so used shall be replaced by the Servicer by deposit in the Custodial Account on or before any future Remittance Date if funds in the Custodial Account on such Remittance Date shall be less than remittances to the Trustee required to be made on such Remittance Date.

     The Servicer shall make Monthly Advances through the Distribution Date immediately preceding the distribution of all Liquidation Proceeds and other payments or recoveries (including insurance proceeds and condemnation proceeds) with respect to the related Mortgage Loans.

     Notwithstanding the foregoing, no Monthly Advances or Servicing Advances shall be required to be made by the Servicer if such Monthly Advance or Servicing Advance could, if made, be, in the Servicer's reasonable judgment, nonrecoverable. The determination by the Servicer that it has made a nonrecoverable Monthly Advance or Servicing Advance, or that any proposed Monthly Advance or Servicing Advance would be a nonrecoverable advance, shall be evidenced by an Officer's Certificate of the Servicer delivered to the Depositor and the Trustee.

     The Servicer may enter into a facility with any person which provides that such person (an "Advancing Person") may fund Monthly Advances required under Section 4.03 and/or Servicing Advances, although no such facility shall reduce or otherwise affect the Servicer's obligation to fund such Monthly Advances and/or Servicing Advances. Any Monthly Advances and/or Servicing Advances made by an Advancing Person shall be reimbursed to the Advancing Person in the same manner as reimbursements would be made to the Servicer if such Monthly Advances or Servicing Advance were funded by the Servicer.

     Section 4.04 Compensating Interest.

     The Servicer shall deposit in the Custodial Account on a daily basis, and retain therein with respect to each Principal Prepayment, the Prepayment Interest Shortfall Amount, if any, for the month of such distribution. Such deposit shall be made from the Servicer's own funds, without reimbursement therefor up to a maximum amount per month of the Option One Servicing Fee actually received for such month for the Mortgage Loans. The Servicer shall not be obligated to pay any Prepayment Interest Shortfall Amount with respect to a Relief Act Reduction.

     Section 4.05 Credit Reporting.

     For each Mortgage Loan, in accordance with its current servicing practices, the Servicer will accurately and fully report its underlying borrower credit files to each of the following credit repositories or their successors: Equifax Credit Information Services, Inc., Trans Union, LLC and Experian Information Solution, Inc., on a monthly basis in a timely manner.

                                  ARTICLE V.
                         GENERAL SERVICING PROCEDURES

     Section 5.01 Servicing Compensation.

     As consideration for servicing the Mortgage Loans subject to this Agreement, the Servicer shall retain (a) the relevant Option One Servicing Fee for each Mortgage Loan remaining subject to this Agreement during any month and (b) Ancillary Income. The Option One Servicing Fee shall be payable monthly. The Option One Servicing Fees shall be payable solely from payments of interest in respect of such Mortgage Loan, subject to Section 4.04 hereof, only at the time of and with respect to those Mortgage Loans for which payment is in fact made of the entire amount of the Monthly Payment or as otherwise provided in Section 3.04. The aggregate of the Option One Servicing Fees payable to the Servicer for any month with respect to the Mortgage Loans shall be reduced by any Prepayment Interest Shortfall Amount with respect to such month. In addition, the Servicer shall be entitled to recover unpaid Option One Servicing Fees out of Insurance Proceeds, Condemnation Proceeds or Liquidation Proceeds to the extent permitted in Section 3.04 and out of amounts derived from the operation and sale of an REO Property to the extent permitted by Section 3.12.

     Additional servicing compensation in the form of Ancillary Income shall be retained by the Servicer only to the extent such fees or charges are received by the Servicer. The Servicer shall also be entitled pursuant to
Section 3.04 and Section 3.06 to withdraw from the Custodial Account and Escrow Account, respectively, as additional servicing compensation, interest or other income earned on deposits therein, subject to Section 3.11

     The Servicer shall be required to pay all expenses incurred by it in connection with its servicing activities hereunder and shall not be entitled to reimbursement thereof except as specifically provided for herein.

     Section 5.02 Annual Audit Report.

     Not more than ninety days after the end of the Servicer's fiscal year commencing with the fiscal year ending April 30, 2002, Servicer shall, at its own expense, cause a firm of independent public accountants (who may also render other services to Servicer), which is a member of the American Institute of Certified Public Accountants, to furnish to the Depositor and the Trustee (i) year-end audited (if available) financial statements of the Servicer and (ii) a statement to the effect that such firm has examined certain documents and records for the preceding fiscal year (or during the period from the date of commencement of such servicer's duties hereunder until the end of such preceding fiscal year in the case of the first such certificate) and that, on the basis of such examination conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers, such firm is of the opinion that Servicer's overall servicing operations have been conducted in compliance with the Uniform Single Attestation Program for Mortgage Bankers except for such exceptions that, in the opinion of such firm, the Uniform Single Attestation Program for Mortgage Bankers requires it to report, in which case such exceptions shall be set forth in such statement.

     Section 5.03 Annual Officer's Certificate.

     Not more than ninety days after the end of the Servicer's fiscal year commencing with the fiscal year ending April 30, 2002, the Servicer, at its own expense, will deliver to the Depositor and the Trustee a Servicing Officer's certificate stating, as to each signer thereof, that (i) a review of the activities of the Servicer during such preceding fiscal year and of performance under this Agreement has been made under such officers' supervision, and (ii) to the best of such officers' knowledge, based on such review, the Servicer has fulfilled all its obligations under this Agreement for such year, or, if there has been a default in the fulfillment of all such obligations, specifying each such default known to such officers and the nature and status thereof including the steps being taken by the Servicer to remedy such default.

                                 ARTICLE VI.

                          REPRESENTATIONS, WARRANTIES
                                AND AGREEMENTS

     Section 6.01 Representations, Warranties and Agreements of the Servicer.

     The Servicer, as a condition to the consummation of the transactions contemplated hereby, hereby makes the following representations and warranties to Holdings as of the Closing Date:

     (a) Due Organization and Authority. The Servicer is a corporation duly organized, validly existing and in good standing under the laws of the State of California and has all licenses necessary to carry on its business as now being conducted and is licensed, qualified and in good standing in each state where a Mortgaged Property is located if the laws of such state require licensing or qualification in order to conduct business of the type conducted by the Servicer, and in any event the Servicer is in compliance with the laws of any such state to the extent necessary to ensure the enforceability of the terms of this Agreement; the Servicer has the full power and authority to execute and deliver this Agreement and to perform in accordance herewith; the execution, delivery and performance of this Agreement (including all instruments of transfer to be delivered pursuant to this Agreement) by the Servicer and the consummation of the transactions contemplated hereby have been duly and validly authorized; this Agreement evidences the valid, binding and enforceable obligation of the Servicer and all requisite action has been taken by the Servicer to make this Agreement valid and binding upon the Servicer in accordance with its terms;

     (b) Ordinary Course of Business. The consummation of the transactions contemplated by this Agreement are in the ordinary course of business of the Servicer;

     (c) No Conflicts. Neither the execution and delivery of this Agreement, the acquisition of the servicing responsibilities by the Servicer or the transactions contemplated hereby, nor the fulfillment of or compliance with the terms and conditions of this Agreement, will conflict with or result in a breach of any of the terms, conditions or provisions of the Servicer's organizational documents or any legal restriction or any agreement or instrument to which the Servicer is now a party or by which it is bound, or constitute a default or result in an acceleration under any of the foregoing, or result in the violation of any law, rule, regulation, order, judgment or decree to which the Servicer or its property is subject, or impair the ability of the Servicer to service the Mortgage Loans, or impair the value of the Mortgage Loans;

     (d) Ability to Perform. The Servicer does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant contained in this Agreement;

     (e) No Litigation Pending. There is no action, suit, proceeding or investigation pending or to its knowledge threatened against the Servicer which, either in any one instance or in the aggregate, may result in any material adverse change in the business, operations, financial condition, properties or assets of the Servicer, or in any material impairment of the right or ability of the Servicer to carry on its business substantially as now conducted, or in any material liability on the part of the Servicer, or which would draw into question the validity of this Agreement or of any action taken or to be taken in connection with the obligations of the Servicer contemplated herein, or which would be likely to impair materially the ability of the Servicer to perform under the terms of this Agreement;

     (f) No Consent Required. No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Servicer of or compliance by the Servicer with this Agreement;

     (g) Ability to Service. The Servicer is an approved seller/servicer of conventional residential mortgage loans for FNMA and FHLMC, with the facilities, procedures, and experienced personnel necessary for the sound servicing of mortgage loans of the same type as the Mortgage Loans. The Servicer is in good standing to service mortgage loans for either FNMA or FHLMC. The Servicer is a member in good standing of the MERS system, if applicable;

     (h) No Untrue Information. Neither this Agreement nor any statement, report or other document furnished or to be furnished pursuant to this Agreement or in connection with the transactions contemplated hereby contains any untrue statement of fact or omits to state a fact necessary to make the statements contained therein not misleading; and

     (i) No Commissions to Third Parties. The Servicer has not dealt with any broker or agent or anyone else who might be entitled to a fee or commission in connection with this transaction other than Holdings.

     Section 6.02 Remedies for Breach of Representations and Warranties of the Servicer.

     It is understood and agreed that the representations and warranties set forth in Section 6.01 shall survive the engagement of the Servicer to perform the servicing responsibilities as of the Closing Date hereunder and the delivery of the Servicing Files to the Servicer and shall inure to the benefit of Holdings, the Depositor and the Trustee. Upon discovery by either the Servicer, Holdings, the Depositor or the Trustee of a breach of any of the foregoing representations and warranties which materially and adversely affects the ability of the Servicer to perform its duties and obligations under this Agreement or otherwise materially and adversely affects the value of the Mortgage Loans, the Mortgaged Property or the priority of the security interest on such Mortgaged Property or the interest of Holdings, the Depositor or the Trustee, the party discovering such breach shall give prompt written notice to the other.

     Within 60 days of the earlier of either discovery by or notice to the Servicer of any breach of a representation or warranty set forth in Section
6.01 which materially and adversely affects the ability of the Servicer to perform its duties and obligations under this Agreement or otherwise materially and adversely affects the value of the Mortgage Loans, the Mortgaged Property or the priority of the security interest on such Mortgaged Property, the Servicer shall use its best efforts promptly to cure such breach in all material respects and, if such breach cannot be cured, the Servicer shall, at the Trustee's option, assign the Servicer's rights and obligations under this Agreement (or respecting the affected Mortgage Loans) to a successor Servicer. Such assignment shall be made in accordance with Sections
9.01 and 9.02.

     In addition, the Servicer shall indemnify Holdings, the Depositor and the Trustee and hold each of them harmless against any Costs resulting from any claim, demand, defense or assertion based on or grounded upon, or resulting from, a breach of the Servicer representations and warranties contained in this Agreement. It is understood and agreed that the remedies set forth in this Section 6.02 constitute the sole remedies of Holdings, the Depositor or the Trustee respecting a breach of the foregoing representations and warranties.

     Any cause of action against the Servicer relating to or arising out of the breach of any representations and warranties made in Section 6.01 shall accrue upon (i) discovery of such breach by the Servicer or notice thereof by Holdings, the Depositor or the Trustee to the Servicer, (ii) failure by the Servicer to cure such breach within the applicable cure period, and (iii) demand upon the Servicer by Holdings, the Depositor or the Trustee for compliance with this Agreement.

     Section 6.03 Additional Indemnification by the Servicer; Third Party
Claims.

     The Servicer shall indemnify Holdings, the Depositor, the Trustee and the Trust Fund and hold them harmless against any and all Costs that the indemnified party may sustain in any way related to (i) the failure of the Servicer to perform its duties and service the Mortgage Loans in material compliance with the terms of this Agreement or (ii) the failure of the Servicer to cause any event to occur which should have occurred if the Servicer were applying Accepted Servicing Practices under this Agreement. The Servicer shall immediately notify Holdings, the Depositor, the Trustee, or any other relevant party if a claim is made by a third party with respect to this Agreement or the Mortgage Loans, assume (with the prior written consent of the indemnified party) the defense of any such claim and pay all expenses in connection therewith, including counsel fees, promptly pay, discharge and satisfy any judgment or decree which may be entered against it or any indemnified party in respect of such claim and follow any written instructions received from such indemnified party in connection with such claim. The Servicer shall be promptly reimbursed from the Trust Fund for all amounts advanced by it pursuant to the preceding sentence except when the claim is in any way related to the Servicer's indemnification pursuant to Section 6.02, or the failure of the Servicer to service and administer the Mortgage Loans in material compliance with the terms of this Agreement. In the event a dispute arises between an indemnified party and the Servicer with respect to any of the rights and obligations of the parties pursuant to this Agreement, and such dispute is adjudicated in a court of law, by an arbitration panel or any other judicial process, then the losing party shall indemnify and reimburse the winning party for all attorneys' fees and other costs and expenses related to the adjudication of said dispute.

                                 ARTICLE VII.
                                 THE SERVICER

     Section 7.01 Merger or Consolidation of the Servicer.

     The Servicer shall keep in full effect its existence, rights and franchises as a corporation, and shall obtain and preserve its qualification to do business as a foreign entity in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement or any of the Mortgage Loans and to perform its duties under this Agreement.

     Any Person into which the Servicer may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Servicer shall be a party, or any Person succeeding to the business of the Servicer, shall, with the prior written consent of the Trustee, be the successor of the Servicer hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that the successor or surviving Person shall be an institution (i) having a net worth of not less than $15,000,000, and (ii) which is a FHLMC-approved or FNMA-approved servicer in good standing.

     Section 7.02 Limitation on Liability of the Servicer and Others.

     Neither the Servicer nor any of the directors, officers, employees or agents of the Servicer shall be under any liability to Holdings, the Depositor or the Trustee for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Servicer or any such person against any breach of warranties or representations made herein, or failure to perform its obligations in strict compliance with any standard of care set forth in this Agreement, or any liability which would otherwise be imposed by reason of any breach of the terms and conditions of this Agreement. The Servicer and any director, officer, employee or agent of the Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Servicer shall not be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its duties to service the Mortgage Loans in accordance with this Agreement and which in its opinion may involve it in any expense or liability; provided, however, that the Servicer may undertake any such action which it may deem necessary or desirable in respect of this Agreement and the rights and duties of the parties hereto. In such event, the Servicer shall be entitled to reimbursement from the Trust Fund for the reasonable legal expenses and costs of such action.

     Section 7.03 Limitation on Resignation and Assignment by the Servicer.

     Holdings has entered into this Agreement with the Servicer in reliance upon the independent status of the Servicer, and the representations as to the adequacy of its servicing facilities, plant, personnel, records and procedures, its integrity, reputation and financial standing, and the continuance thereof. Therefore, the Servicer shall neither assign its rights under this Agreement or the servicing hereunder nor delegate its duties hereunder or any portion thereof, or sell or otherwise dispose of all or substantially all of its property or assets without, in each case, the prior written consent of Holdings and the Trustee, which consent, in the case of an assignment of rights or delegation of duties, shall be granted or withheld in the discretion of Holdings and the Trustee and which consent, in the case of a sale or disposition of all or substantially all of the property or assets of the Servicer, shall not be unreasonably withheld; provided, that in each case, there must be delivered to Holdings and the Trustee a letter from each Rating Agency to the effect that such transfer of servicing or sale or disposition of assets will not result in a qualification, withdrawal or downgrade of the then-current rating of any of the Certificates. Notwithstanding the foregoing, the Servicer, without the consent of Holdings, and the Trustee, may retain third party contractors to perform certain servicing and loan administration functions, including without limitation, hazard insurance administration, tax payment and administration, flood certification and administration, collection services and similar functions; provided, that the retention of such contractors by Servicer shall not limit the obligation of the Servicer to service the Mortgage Loans pursuant to the terms and conditions of this Agreement.

     The Servicer shall not resign from the obligations and duties hereby imposed on it except by mutual consent of Holdings and the Trustee or upon the determination that its duties hereunder are no longer permissible under applicable law and such incapacity cannot be cured by the Servicer. Any such determination permitting the resignation of the Servicer shall be evidenced by an Opinion of Counsel to such effect delivered to Holdings and the Trustee which Opinion of Counsel shall be in form and substance acceptable to Holdings and the Trustee. No such resignation shall become effective until a successor shall have assumed the Servicer's responsibilities and obligations hereunder in the manner provided in Section 9.01.

     Without in any way limiting the generality of this Section 7.03, in the event that the Servicer either shall assign this Agreement or the servicing responsibilities hereunder or delegate its duties hereunder or any portion thereof or sell or otherwise dispose of all or substantially all of its property or assets, without the prior written consent of Holdings and the Trustee, then such parties shall have the right to terminate this Agreement upon notice given as set forth in Section 8.01, without any payment of any penalty or damages and without any liability whatsoever to the Servicer or any third party.

                                ARTICLE VIII.
                                  TERMINATION

     Section 8.01 Termination for Cause.

     This Agreement shall be terminable at the option of Holdings or the Trustee if any of the following events of default exist on the part of the
Servicer:

     (i) any failure by the Servicer to remit to the Trustee any payment required to be made under the terms of this Agreement which continues unremedied for a period of one Business Day after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Trustee; or

     (ii) failure by the Servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Servicer set forth in this Agreement which continues unremedied for a period of 30 days; or

     (iii) failure by the Servicer to maintain its license to do business or service residential mortgage loans in any jurisdiction, if required by such jurisdiction, where the Mortgaged Properties are located which continues uncured for a period of thirty (30) days after actual knowledge of such failure by the Servicer; or

     (iv) a decree or order of a court or agency or supervisory authority having jurisdiction for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, including bankruptcy, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Servicer and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days; or

     (v) the Servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the Servicer or of or relating to all or substantially all of its property; or

     (vi) the Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency, bankruptcy or reorganization statute, make an assignment for the benefit of its creditors, voluntarily suspend payment of its obligations or cease its normal business operations for three Business Days; or

     (vii) the Servicer ceases to meet the qualifications of a FNMA or FHLMC seller/servicer; or

     (viii) the Servicer attempts to assign the servicing of the Mortgage Loans or its right to servicing compensation hereunder or the Servicer attempts to sell or otherwise dispose of all or substantially all of its property or assets or to assign this Agreement or the servicing responsibilities hereunder or to delegate its duties hereunder or any portion thereof, in each case without complying fully with the provisions of Section 7.03.

     In each and every such case, so long as an event of default shall not have been remedied within the applicable cure period, in addition to whatever rights Holdings or the Trustee may have at law or equity to damages, including injunctive relief and specific performance, Holdings or the Trustee, by notice in writing to the Servicer, may (and upon the direction of more than 50% of the voting interest of Certificateholder shall) terminate all the rights and obligations of the Servicer under this Agreement and in and to the servicing contract established hereby and the proceeds thereof.

     Upon receipt by the Servicer of such written notice, all authority and power of the Servicer under this Agreement, whether with respect to the Mortgage Loans or otherwise, shall pass to and be vested in a successor Servicer appointed by Holdings and the Trustee in accordance with the terms of the Trust Agreement. Upon written request from Holdings, the Servicer shall prepare, execute and deliver to the successor entity designated by Holdings any and all documents and other instruments, place in such successor's possession all Servicing Files, and do or cause to be done all other acts or things necessary or appropriate to effect the purposes of such notice of termination, including but not limited to the transfer and endorsement or assignment of the Mortgage Loans and related documents, at the Servicer's sole expense. The Servicer shall cooperate with Holdings and the Trustee and such successor in effecting the termination of the Servicer's responsibilities and rights hereunder, including without limitation, the transfer to such successor for administration by it of all cash amounts which shall at the time be credited by the Servicer to the Custodial Account or Escrow Account or thereafter received with respect to the Mortgage Loans.

     By a written notice, Holdings and the Trustee, may waive any default by the Servicer in the performance of its obligations hereunder and its consequences. Upon any waiver of a past default, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly so waived.

     Upon a termination of the Servicer for cause pursuant to this Section 8.01, all unreimbursed Option One Servicing Fees, Servicing Advances and Monthly Advances still owing the Servicer shall be paid by the Trust Fund on the Remittance Date following the Due Period in which the successor servicer reports such amounts as received from the related Mortgage Loans.

     Section 8.02 Termination Without Cause.

     (a) This Agreement shall terminate upon: (i) the later of (a) the distribution of the final payment or liquidation proceeds on the last Mortgage Loan to the Trust Fund, and (b) the disposition of all REO Property acquired upon foreclosure of the last Mortgage Loan and the remittance of all funds due hereunder or (ii) mutual consent of the Servicer, Holdings and the Trustee in writing, provided such termination is also acceptable to the Rating Agencies. In addition, Holdings, with prior written consent of IBF, may terminate this Agreement with respect to all of the Mortgage Loans, without cause, provided, that Holdings gives the Servicer and the Trustee 90 days' notice of such termination and Holdings has appointed a successor servicer reasonably acceptable to the Trustee. In the event of failure of IBF to grant such written consent, IBF shall be required to pay Holdings an amount equal to the product of (a) the General Servicing Fee Rate and (b) the then outstanding principal balance of the Mortgage Loan in consideration of the transfer of the servicing rights with respect to the Mortgage Loans to IBF. Any such notice of termination shall be in writing and delivered to the Servicer by registered mail to the address set forth in Section 9.03. Holdings and the Servicer shall comply with the termination procedures set forth in Section 9.01 hereof. In the event that such termination without cause is exercised by Holdings within six months of the Transfer Date, Holdings shall pay to the Servicer a termination fee equal to $15.00 per Mortgage Loan, payable no later than five Business Days following the date of such termination. In connection with any termination pursuant to clause (ii) of the first sentence of this Section 8.02(a), all unreimbursed Option One Servicing Fees, Servicing Advances and Monthly Advances still owing the Servicer shall be paid no later than 5 Business Days following the date of such termination by the Trust Fund. In connection with any termination without cause pursuant to the second sentence of this Section 8.02(a), Holdings will be responsible for reimbursing the Servicer for all unreimbursed Option One Servicing Fees, Servicing Advances, Monthly Advances and other reasonable and necessary out-of-pocket costs associated with any transfer of servicing at the time of such transfer of servicing.

     (b) In the event that the Servicer decides to terminate its obligations under this Agreement as set forth in clause (ii) of Section 8.02(a), the Servicer agrees that it will continue to service the Mortgage Loans beyond the prescribed termination date until such time as the Trustee, using reasonable commercial efforts, is able to identify a successor servicer meeting the characteristics of Sections 7.01 and 9.01.

                                 ARTICLE IX.
                           MISCELLANEOUS PROVISIONS

     Section 9.01 Successor to the Servicer.

     Simultaneously with the termination of the Servicer's responsibilities and duties under this Agreement (a) pursuant to Sections 7.03, 8.01 or 8.02(a)(ii), the Trustee shall (i) within 90 days of the Servicer receiving notice of such termination, succeed to and assume all of the Servicer's responsibilities, rights, duties and obligations under this Agreement, or (ii) appoint a successor having the characteristics set forth in clauses (i) and
(ii) of Section 7.01 and which shall succeed to all rights and assume all of the responsibilities, duties and liabilities of the Servicer under this Agreement simultaneously with the termination of the Servicer's responsibilities, duties and liabilities under this Agreement; or (b) pursuant to Section 8.02, the Trustee shall appoint a successor having the characteristics set forth in clauses (i) and (ii) of Section 7.01 and which shall succeed to all rights and assume all of the responsibilities, duties and liabilities of the Servicer under this Agreement simultaneously with the termination of the Servicer's responsibilities, duties and liabilities under this Agreement. In the event that the Trustee assumes the responsibilities of a successor servicer, the Trustee and such successor shall take such actions, consistent with this Agreement, as shall be necessary to effectuate any such succession and may make other arrangements with respect to the servicing to be conducted hereunder which are not inconsistent herewith. In the event the Servicer is terminated for cause under Section 8.01, the Trustee shall be entitled to be reimbursed from the Servicer (or by the Trust Fund if the Servicer is unable to fulfill its obligations hereunder) for all costs associated with the transfer of servicing from the terminated servicer, including, without limitation, any costs or expenses associated with the complete transfer of all servicing data and the completion, correction or manipulation of such servicing data as may be required by the Trustee to correct any errors or insufficiencies in the servicing data or otherwise to enable the Trustee to service the Mortgage Loans properly and effectively. In the event the Servicer is terminated without cause pursuant to Section 8.02, reimbursement of the Trustee pursuant to the preceding sentence shall be the obligation of the Holdings. Any successor to the Servicer shall be subject to the approval of Holdings and shall be a member in good standing of the MERS system (if any of the Mortgage Loans are MERS Eligible Mortgage Loans, unless such Mortgage Loans are withdrawn from MERS and Assignments of Mortgage are recorded in favor of the Trustee at the expense of the successor Servicer). Any approval of a successor servicer by the Trustee and Holdings be conditioned upon the receipt by them of a letter from each Rating Agency to the effect that such transfer of servicing will not result in a qualification, withdrawal or downgrade of the then-current rating of any of the Certificates. In connection with such appointment and assumption, the Trustee or Holdings, as applicable, may make such arrangements for the compensation of such successor out of payments on Mortgage Loans as it and such successor shall agree, provided, however, that no such compensation shall be in excess of the General Servicing Fee permitted the Servicer under this Agreement. In the event that the Servicer's duties, responsibilities and liabilities under this Agreement should be terminated pursuant to the aforementioned sections, the Servicer shall discharge such duties and responsibilities during the period from the date it acquires knowledge of such termination until the effective date thereof with the same degree of diligence and prudence which it is obligated to exercise under this Agreement, and shall take no action whatsoever that might impair or prejudice the rights or financial condition of its successor. The resignation or removal of the Servicer pursuant to the aforementioned sections shall not become effective until a successor shall be appointed pursuant to this Section 9.01 and shall in no event relieve the Servicer of the representations and warranties made pursuant to Section 6.01 and the remedies available to Holdings, the Depositor and the Trustee under
Section 6.02 and 6.03, it being understood and agreed that the provisions of such Sections 6.01, 6.02 and 6.03 shall be applicable to the Servicer notwithstanding any such resignation or termination of the Servicer, or the termination of this Agreement. Notwithstanding the foregoing, the parties hereto agree that the Trustee, in its capacity as successor servicer, immediately will assume all of the obligations of the Servicer to make Monthly Advances and the Trustee will assume the other duties of the Servicer as soon as practicable, but in no event later than 90 days after the Trustee becomes successor servicer. Notwithstanding the foregoing, the Trustee, in its capacity as successor servicer, shall not be responsible for the lack of information and/or documents that it cannot obtain through reasonable efforts.

     Within a reasonable period of time, but in no event longer than 30 days after the appointment of a successor servicer, the Servicer shall prepare, execute and deliver to the successor servicer any and all documents and other instruments, place in such successor's possession all Servicing Files, and do or cause to be done all other acts or things necessary or appropriate to effect the purposes of such notice of termination, including but not limited to the transfer and endorsement of the Mortgage Notes and related documents, and the preparation and recordation of Assignments of Mortgage. The Servicer shall cooperate with Holdings and the Trustee, as applicable, and such successor in effecting the termination of the Servicer's responsibilities and rights hereunder and the transfer of servicing responsibilities to the successor Servicer, including without limitation, the transfer to such successor for administration by it of all cash amounts which shall at the time be credited by the Servicer to the Custodial Account or Escrow Account or thereafter received with respect to the Mortgage Loans.

     Any successor appointed as provided herein shall execute, acknowledge and deliver to Holdings and the Trustee an instrument (i) accepting such appointment, wherein the successor shall make the representations and warranties set forth in Section 6.01 (including a representation that the successor Servicer is a member of MERS, unless none of the Mortgage Loans are MERS Mortgage Loans or MERS Eligible Mortgage Loans or any such Mortgage Loans have been withdrawn from MERS and Assignments of Mortgage are recorded in favor of the Trustee) and (ii) an assumption of the due and punctual performance and observance of each covenant and condition to be performed and observed by the Servicer under this Agreement, whereupon such successor shall become fully vested with all the rights, powers, duties, responsibilities, obligations and liabilities of the Servicer, with like effect as if originally named as a party to this Agreement. Any termination or resignation of the Servicer or termination of this Agreement pursuant to Sections 6.02, 7.03,
8.01 or 8.02 shall not affect any claims that Holdings, the Depositor or the Trustee may have against the Servicer arising out of the Servicer's actions or failure to act prior to any such termination or resignation. In addition, in the event any successor Servicer is appointed pursuant to Section 8.02(a) of this Agreement, such successor Servicer must satisfy the conditions relating to the transfer of servicing set forth in the Trust Agreement.

     The Servicer shall deliver promptly to the successor Servicer the funds in the Custodial Account and Escrow Account and all Mortgage Loan documents and related documents and statements held by it hereunder and the Servicer shall account for all funds and shall execute and deliver such instruments and do such other things as may reasonably be required to more fully and definitively vest in the successor all such rights, powers, duties, responsibilities, obligations and liabilities of the Servicer.

     Upon a successor servicer's acceptance of appointment as such, the Servicer shall notify the Trustee and Holdings of such appointment in accordance with the procedures set forth in Section 9.03.

     Section 9.02 Costs.

     Holdings shall pay any legal fees and expenses of its attorneys. Costs and expenses incurred in connection with the transfer of the servicing responsibilities, including fees for delivering Servicing Files, shall be paid by Holdings. Subject to Sections 2.02 and 3.01(a), Holdings shall pay the costs associated with the preparation, delivery and recording of Assignments of Mortgages.

     Section 9.03 Notices.


     All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if sent by facsimile or mailed by overnight courier, addressed as follows (or such other address as may hereafter be furnished to the other party by like notice):

(i)      if to Holdings:

         Lehman Capital, A Division of
         Lehman Brothers Holdings Inc.
         Three World Financial Center
         New York, New York  10285
         Attention: Manager, Contract Finance
         Telephone:  (212) 526-5837
         Facsimile:  (212) 526-6154

(ii)     if to the Servicer:

         Option One Mortgage Corporation
         3 Ada
         Irvine, California  92618
         Attention:  Elizabeth T. Marcelino
         Technical Servicing Department
         Telephone:  (949) 790-8123
         Facsimile:  (949) 790-8517

(iii)    If to the Trustee:

         Wells Fargo Bank Minnesota, National Association
         11000 Broken Land Parkway
         Columbia, Maryland  21044
         Attention:  Corporate Trust Group
         Telephone:  410-884-2000
         Facsimile:   410-884-2360


     Any such demand, notice or communication hereunder shall be deemed to have been received on the date delivered to or received at the premises of the addressee. Any notice of termination to the Servicer shall be given by facsimile and by certified mail. A copy of any notice required to be faxed hereunder shall also be mailed to the appropriate party in a manner set forth above.

     Section 9.04 Severability Clause.

     Any part, provision, representation or warranty of this Agreement which is prohibited or which is held to be void or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. Any part, provision, representation or warranty of this Agreement which is prohibited or unenforceable or is held to be void or unenforceable in any jurisdiction shall be ineffective, as to such jurisdiction, to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction as to any Mortgage Loan shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereto waive any provision of law which prohibits or renders void or unenforceable any provision hereof. If the invalidity of any part, provision, representation or warranty of this Agreement shall deprive any party of the economic benefit intended to be conferred by this Agreement, the parties shall negotiate, in good-faith, to develop a structure the economic effect of which is as close as possible to the economic effect of this Agreement without regard to such invalidity.

     Section 9.05 No Personal Solicitation.

     From and after the related Closing Date, the Servicer hereby agrees that it will not take any action or permit or cause any action to be taken by any of its agents or affiliates, or by any independent contractors or independent mortgage brokerage companies on the Servicer's behalf, to personally, by telephone, mail, or electronic mail, solicit the Mortgagor under any Mortgage Loan for the purpose of refinancing such Mortgage Loan; provided, that the Servicer may solicit any Mortgagor for whom the Servicer has received a request for verification of mortgage, a request for demand for payoff, a mortgagor initiated written or verbal communication indicating a desire to prepay the related Mortgage Loan, or the mortgagor initiates a title search, provided further, it is understood and agreed that promotions undertaken by the Servicer or any of its affiliates which (i) concern optional insurance products or other additional projects or (ii) are directed to the general public at large, including without limitation, mass mailings based on commercially acquired mailing lists, newspaper, radio and television advertisements shall not constitute solicitation under this Section 9.05 nor is the Servicer prohibited from responding to unsolicited requests or inquiries made by a Mortgagor or an agent of a Mortgagor.

     Section 9.06 Counterparts.

     This Agreement may be executed simultaneously in any number of counterparts. Each counterpart shall be deemed to be an original, and all such counterparts shall constitute one and the same instrument.

     Section 9.07 Place of Delivery and Governing Law.

     This Agreement shall be deemed in effect when a fully executed counterpart thereof is received by Holdings in the State of New York and shall be deemed to have been made in the State of New York. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, NOTWITHSTANDING NEW YORK OR OTHER CHOICE OF LAW RULES TO THE CONTRARY.

     Section 9.08 Further Agreements.

     Holdings and the Servicer each agree to execute and deliver to the other such reasonable and appropriate additional documents, instruments or agreements as may be necessary or appropriate to effectuate the purposes of this Agreement.

     Section 9.09 Intention of the Parties.

     It is the intention of the parties that Holdings is conveying, and the Servicer is receiving, only a contract for servicing the Mortgage Loans. Accordingly, the parties hereby acknowledge that the Trust Fund remains the sole and absolute owner of the Mortgage Loans and all rights (other than the servicing rights) related thereto.

     Section 9.10 Successors and Assigns; Assignment of Servicing Agreement.

     This Agreement shall bind and inure to the benefit of and be enforceable by the Servicer, Holdings and the Trustee and their respective successors and assigns. This Agreement shall not be assigned, pledged or hypothecated by the Servicer to a third party except in accordance with Section 7.03.

     Section 9.11 Assignment by Holdings.

     Holdings shall have the right, upon notice to but without the consent of the Servicer, to assign, in whole or in part, its interest under this Agreement to the Depositor, which in turn shall assign such rights to the Trustee, and the Trustee then shall succeed to all rights of Holdings under this Agreement. All references to Holdings in this Agreement shall be deemed to include its assignee or designee and any subsequent assignee or designee, specifically including the Trustee.

     Section 9.12 Amendment.

     This Agreement may be amended from time to time by the Servicer and Holdings with the prior written consent of the Trustee by written agreement signed by Holdings and the Servicer; provided that the party requesting such amendment shall, at its own expense, provide the Trustee with an Opinion of Counsel that such amendment will not materially adversely affect the interest of the Certificateholders in the Mortgage Loans.

     Section 9.13 Waivers.

     No term or provision of this Agreement may be waived or modified unless such waiver or modification is in writing and signed by the party against whom such waiver or modification is sought to be enforced.

     Section 9.14 Exhibits.

     The exhibits to this Agreement are hereby incorporated and made a part hereof and are an integral part of this Agreement.

     Section 9.15 Intended Third Party Beneficiary.


     Notwithstanding any provision herein to the contrary, the parties to this Agreement agree that it is appropriate, in furtherance of the intent of such parties as set forth herein, that the Trustee receive the benefit of the provisions of this Agreement as an intended third party beneficiary of this Agreement to the extent of such provisions. The Servicer shall have the same obligations to the Trustee as if it were a party to this Agreement, and the Trustee shall have the same rights and remedies to enforce the provisions of this Agreement as if it was a party to this Agreement. Notwithstanding the foregoing, all rights and obligations of the Trustee hereunder (other than the right to indemnification) shall terminate upon termination of the Trust Agreement and of the Trust Fund pursuant to the Trust Agreement.

     Section 9.16 General Interpretive Principles.

     For purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

     (a) the terms defined in this Agreement have the meanings assigned to them in this Agreement and include the plural as well as the singular, and the use of any gender herein shall be deemed to include the other gender;

     (b) accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles;

     (c) references herein to "Articles", "Sections", "Subsections", "Paragraphs", and other subdivisions without reference to a document are to designated Articles, Sections, Subsections, Paragraphs and other subdivisions of this Agreement;

     (d) a reference to a Subsection without further reference to a Section is a reference to such Subsection as contained in the same Section in which the reference appears, and this rule shall also apply to Paragraphs and other subdivisions;

     (e) the words "herein", "hereof", "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular provision; and

     (f) the term "include" or "including" shall mean by reason of enumeration.

     Section 9.17 Reproduction of Documents.

     This Agreement and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications which may hereafter be executed, (b) documents received by any party at the closing, and (c) financial statements, certificates and other information previously or hereafter furnished, may be reproduced by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process. The parties agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

     Section 9.18 Inspection Rights.

     The Servicer shall afford the Trustee, Holdings and IBF, upon reasonable advance notice and at such entity's own expense, during normal business hours, access to records maintained by the Servicer as they relate to this Agreement and the Mortgage Loans subject to this Agreement, in respect of its rights and obligations hereunder and access to officers of the Servicer responsible for such obligations.

     IN WITNESS WHEREOF, the Servicer and Holdings have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the date first above written.

                             LEHMAN BROTHERS HOLDINGS INC.



                             By:  /s/ Joseph J. Kelly
                                -----------------------------------------------
                                   Name:  Joseph J. Kelly
                                   Title: Authorized Signatory


                             OPTION ONE MORTGAGE CORPORATION,
                             as Servicer


                             By:  /s/ Rod Colombi
                                 ----------------------------------------------
                                   Name:  Rod Colombi
                                   Title: Vice President



ACKNOWLEDGED BY:



WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION as Trustee


By:  /s/ Amy Doyle
    ----------------------------------
    Name:  Amy Doyle
    Title: Vice President



                                   EXHIBIT A

                            MORTGAGE LOAN SCHEDULE



                                   EXHIBIT B

                      CUSTODIAL ACCOUNT LETTER AGREEMENT

                                                               _______ __, 20__

To:      ___________________________

         ___________________________

         ___________________________
         (the "Depository")


     As Servicer under the Servicing Agreement, dated as of February 1, 2001 (the "Agreement"), we hereby authorize and request you to establish an account, as a Custodial Account pursuant to Section 3.03 of the Agreement, to be designated as "in trust for Wells Fargo Bank Minnesota, National Association as Trustee for ARC 2001-BC1 Trust." All deposits in the account shall be subject to withdrawal therefrom by order signed by the Servicer. This letter is submitted to you in duplicate. Please execute and return one original to us.

                                                OPTION ONE MORTGAGE CORPORATION



                                                By:____________________________
                                                   Name:
                                                   Title:

     The undersigned, as Depository, hereby certifies that the above described account has been established under Account Number __________, at the office of the Depository indicated above, and agrees to honor withdrawals on such account as provided above.


                                                _______________________________
                                                Depository

                                                By:____________________________
                                                   Name:
                                                   Title:
                                                   Date:



                                   EXHIBIT C

                        ESCROW ACCOUNT LETTER AGREEMENT

                                                               _______ __, 20__

To:      ___________________________

         ___________________________

         ___________________________
         (the "Depository")


     As Servicer under the Servicing Agreement, dated as of February 1, 2001 (the "Agreement"), we hereby authorize and request you to establish an account, as an Escrow Account pursuant to Section 3.05 of the Agreement, to be designated as "in trust for Wells Fargo Bank Minnesota, National Association for ARC 2001-BC1 Trust." All deposits in the account shall be subject to withdrawal therefrom by order signed by the Servicer. This letter is submitted to you in duplicate. Please execute and return one original to us.

                                                OPTION ONE MORTGAGE CORPORATION


                                                By:____________________________
                                                   Name:
                                                   Title:

     The undersigned, as Depository, hereby certifies that the above described account has been established under Account Number __________, at the office of the Depository indicated above, and agrees to honor withdrawals on such account as provided above.

                                                    ___________________________
                                                    Depository

                                                    By:________________________
                                                       Name:
                                                       Title:
                                                       Date:


                                   EXHIBIT D

                                TRUST AGREEMENT